CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Floating Rate Convertible Senior Notes due December 12, 2036	$2,000,000,000	$2,000,000,000	$61,400
Common Stock, par value $0.01 per share, of Prudential Financial, Inc.	19,192,400(2)	—(2)	—(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), exclusive of accrued interest, if any.

(2)	The number of shares of Common Stock registered hereunder is based upon the maximum number of shares of Common Stock that are issuable upon conversion of the notes at the initial conversion rate of 9.5962 shares of Common Stock per $1,000 principal amount of notes. Pursuant to Rule 416 under the Securities Act, such number of shares of Common Stock shall include an indeterminate number of shares of Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(3)	Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of Common Stock issuable upon conversion of the notes because no additional consideration will be received by the registrant in connection with the exercise of the conversion privilege.

Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-132469
333-132469-01
333-132469-02

A filing fee of $61,400.00, calculated in accordance with
Rule 457(r), has been transmitted to the SEC in connection
with the securities offered from the registration statement
(File No. 333-132469, 333-132469-01, 333-132469-02)
by means of this prospectus supplement.

Prospectus Supplement (To Prospectus dated March 16, 2006)

$2,000,000,000

Prudential Financial, Inc.

Floating Rate Convertible Senior Notes

due December 12, 2036

Prudential Financial, Inc. issued the Floating Rate Convertible Senior Notes due December 12, 2036, which we refer to as the “notes”, in a private placement on December 12, 2006 at an issue price of $1,000 per note. Two investment banks, which we refer to as the “initial purchasers”, resold the notes to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, or the “Securities Act”. This prospectus supplement and the accompanying prospectus will be used by the selling securityholders from time to time to resell their notes and any Common Stock issuable upon conversion of their notes. Prudential Financial, Inc. is not selling any securities under this prospectus supplement and will not receive any proceeds from the sale of notes or any Common Stock issuable upon conversion of the notes. This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus including any amendments or supplements thereto.

The notes will mature on December 12, 2036. You may, at your option, convert the notes into shares of Prudential Financial’s Common Stock at any time on or prior to their maturity. The initial conversion price per share is approximately $104.21. This represents a conversion rate of 9.5962 shares of Prudential Financial’s Common Stock per $1,000 principal amount of notes. Upon conversion, you will receive, in respect of each $1,000 principal amount of notes surrendered for conversion, cash and shares of Prudential Financial’s Common Stock, if any, equal to the sum of the daily settlement amounts for each day of the observation period (as defined herein). The “daily settlement amount” for each of the ten trading days of the observation period will consist of: (1) an amount in cash equal to the lesser of $100 and the daily conversion value (as defined herein) relating to such day, and (2) to the extent such daily conversion value exceeds $100, a number of shares equal to (A) the difference between such daily conversion value and $100 divided by (B) the common stock price (as defined herein) for such day. On December 7, 2006, the last reported sale price for the Common Stock on the New York Stock Exchange was $86.84 per share. The Common Stock is listed under the symbol “PRU”.

The notes bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 2.40%, and initially bear interest at a rate of 2.95313%; provided that such rate will never be less than 0% per annum. Interest on the notes is payable quarterly and in arrears on March 12, June 12, September 12 and December 12 of each year.

The notes are Prudential Financial’s direct, unsubordinated and unsecured obligations and rank pari passu in right of payment with all of Prudential Financial’s other unsecured and unsubordinated indebtedness from time to time outstanding. The notes effectively rank junior in right of payment to any existing and future secured indebtedness to the extent of the value of the assets securing such secured indebtedness. The notes are effectively subordinated to all indebtedness and all liabilities of Prudential Financial’s subsidiaries. The notes were issued only in denominations of $1,000 and integral multiples of $1,000.

Prudential Financial has the option to redeem the notes in whole at any time, or in part from time to time on or after December 13, 2007, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of redemption, payable in cash. You have the option to require Prudential Financial to repurchase all or a portion of your notes on December 12, 2007 and on December 12, 2008, 2009, 2010, 2011, 2016, 2021, 2026 and 2031 for a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of repurchase, payable in cash. Upon a change in control, as defined in “Description of the Notes—Right to Require Repurchase of Notes Upon a Change in Control”, you will have the right to require Prudential Financial to repurchase all or a portion of your notes for a period of time after the change in control. The repurchase price will be equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of repurchase, payable in cash.

The notes are represented by one or more global notes, which have been deposited with the trustee as a custodian for The Depository Trust Company and registered in the name of a nominee of The Depository Trust Company. Except as described in this prospectus supplement, beneficial interests in the global note will be shown on, and transfers thereon will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants.

The notes issued in the initial private placement are eligible for trading in the PORTALSM Market of the Nasdaq Stock Market, Inc. The notes sold by the selling securityholders using this prospectus supplement and the accompanying prospectus, however, will no longer be eligible for trading in the PORTALSM Market of the Nasdaq Stock Market, Inc. We have not applied, and do not intend to apply, to list the notes sold using this prospectus supplement and the accompanying prospectus on any national securities exchange or automated quotation system.

See “Risk Factors” beginning on page S-4 to read about important factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 11, 2007

Prospectus Supplement

Special Note Regarding Forward-Looking Information	S-1

Where You Can Find More Information	S-2

Incorporation of Information by Reference	S-3

Risk Factors	S-4

Use of Proceeds	S-8

Description of the Notes	S-9

Description of our Common Stock	S-30

Certain U.S. Federal Income Tax Consequences	S-39

ERISA Considerations	S-45

Selling Securityholders	S-46

Supplemental Plan of Distribution	S-51

Independent Registered Public Accounting Firm	S-54

Prospectus

About This Prospectus	1

Where You Can Find More Information	2

Note Regarding Forward-Looking Statements and Certain Risks	3

Prudential Financial, Inc.	4

Prudential Financial Capital Trusts	4

Use of Proceeds	5

Description of Debt Securities We May Offer	6

Description of Preferred Stock We May Offer	20

Description of Depositary Shares We May Offer	23

Description of Our Common Stock	26

Description of Warrants We May Offer	35

Description of Stock Purchase Contracts We May Offer	37

Description of Units We May Offer	38

Description of Preferred Securities That the Trusts May Offer	38

Description of Trust Guarantees	46

Plan of Distribution	49

Validity of Securities	52

Experts	52

References in this prospectus supplement to the “Company”, “Prudential Financial, Inc.”, “Prudential Financial”, “we”, “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities they describe and only under circumstances and in jurisdictions where it is lawful to do so. The information provided by or incorporated by reference in this prospectus supplement and the accompanying prospectus may only be accurate on the date of the document containing the information.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Some of the statements included in this prospectus supplement may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects”, “believes”, “anticipates”, “includes”, “plans”, “assumes”, “estimates”, “projects”, “intends”, “should”, “will”, “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others:

•	general economic, market and political conditions, including the performance and fluctuations of stock, real estate and other financial markets;

•	interest rate fluctuations;

•	domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life;

•	fluctuations in foreign currency exchange rates and foreign securities markets;

•	regulatory or legislative changes;

•	changes in tax law;

•	changes in statutory or U.S. GAAP accounting principles, practices or policies;

•

differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes;

•	reestimates of our reserves for future policy benefits and claims;

•	changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill;

•	investment losses and defaults;

•	changes in our claims-paying or credit ratings;

•	competition in our product lines and for personnel;

•	economic, political, currency and other risks relating to our international operations;

•

Prudential Financial’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions;

•	risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business;

•	ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks;

•	changes in assumptions for retirement expense;

•	adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; and

•	effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions.

Prudential Financial does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

You should review carefully the section captioned “Risk Factors” in this prospectus supplement for a more complete discussion of the risks of an investment in the notes.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. We have and will continue to file with the Securities and Exchange Commission, or the “SEC”, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports with respect to specified events on Form 8-K, as required of a U.S. domestic private issuer subject to those particular requirements of the Exchange Act, including the informational and timing requirements for filing such reports. The audited consolidated financial statements and financial schedules contained in such annual reports and the unaudited quarterly financial information contained in such quarterly reports have been prepared in accordance with accounting principles generally accepted in the United States and include “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the relevant periods. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or from our web site at www.prudential.com. In addition, copies of the documents incorporated by reference in this prospectus supplement may be requested by contacting us as further described below in “Incorporation of Information by Reference”. However, the information on our web site does not constitute a part of this prospectus supplement. Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus supplement. This prospectus supplement does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website or at the SEC offices referred to above.

INCORPORATION OF INFORMATION BY REFERENCE

Rather than include certain information in this prospectus supplement that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Accordingly, we incorporate by reference the following documents filed with the SEC by us:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our definitive proxy statement filed on March 22, 2007 pursuant to Section 14 of the Exchange Act;

•	our Current Reports on Form 8-K filed with the SEC on February 7, 2007 (except Exhibits 99.0 and 99.1), February 9, 2007, February 13, 2007 and March 9, 2007 (except Exhibit 99.1); and

•	our Shareholder Rights Plan (included as exhibit 4.2 to our Registration Statement on Form S-1 (No. 333-58524)).

We also incorporate by reference any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until all of the notes and any Common Stock issuable upon conversion of the notes to which this prospectus supplement relates are sold or the offering is otherwise terminated.

The information incorporated by reference in this prospectus supplement is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be considered to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent a statement contained in this prospectus supplement or in any other subsequently filed document that is or is considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying prospectus.

You may request a copy of the filings that we incorporate by reference, at no cost, by writing or telephoning us as follows: Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102, Attention: Corporate Secretary; telephone: (973) 802-6000.

RISK FACTORS

Prospective investors should consider carefully, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus (including the information set forth under the heading “Risk Factors”), the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006 and the following risk factors relating to the notes, as well as the information relating to us identified above in “Special Note Regarding Forward-Looking Information”, before making an investment decision.

The price of our Common Stock, and therefore of the notes, may fluctuate significantly, and this may make it difficult for you to resell the notes or the shares of our Common Stock issuable upon conversion of the notes when you want or at prices you find attractive.

The price of our Common Stock on the New York Stock Exchange constantly changes. We expect that the market price of our Common Stock will continue to fluctuate. In addition, because the notes are convertible into our Common Stock, volatility or depressed prices for our Common Stock could have a similar effect on the trading price of the notes.

In addition, the stock markets from time to time experience price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies and that may be extreme. These fluctuations may adversely affect the trading price of our Common Stock, regardless of our actual operating performance.

For a further discussion of risks affecting our Common Stock, see the factors set forth above under “Special Note Regarding Forward-Looking Information” and the discussion of our business and related matters set forth in the information incorporated by reference herein.

Your right to receive payments on these notes is effectively subordinated to the rights of our existing and future unsubordinated, secured creditors.

The notes are unsecured and therefore are effectively subordinated to all of our existing and future unsubordinated, secured indebtedness to the extent of the value of the assets securing such indebtedness. As a result, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of our Company, our assets will be available to satisfy obligations of our unsubordinated, secured debt before any payment may be made on the notes. To the extent that such assets cannot satisfy in full our unsubordinated, secured debt, the holders of such debt would have a claim for any shortfall that would rank pari passu in right of payment, or effectively senior if the debt were issued by a subsidiary, with the notes. Accordingly, we may not have sufficient assets remaining to pay amounts on any or all of the notes.

As of December 31, 2006, we and our consolidated subsidiaries had $1.806 billion of secured indebtedness, which would effectively rank senior in right of payment to the notes, and $693 million of subordinated indebtedness, which would rank junior in right of payment to the notes. As of December 31, 2006, we also had $7.3 billion of unsecured indebtedness outstanding under our Medium-Term Notes programs, and we are authorized to incur up to $4.6 billion additional debt pursuant to these programs.

Our ability to meet our payment obligations is dependent upon distributions from our subsidiaries, but our subsidiaries’ ability to make distributions is limited by law and certain contractual agreements.

We are a holding company whose principal asset is our investments in our subsidiaries. As a holding company, we are dependent on dividends, loans or advances, or other intercompany transfers of funds from our subsidiaries to meet our obligations. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

New Jersey insurance law provides that, except in the case of extraordinary dividends or distributions, all dividends or distributions paid by our insurance subsidiaries may be declared or paid only from unassigned surplus, as determined pursuant to statutory accounting principles, less unrealized investment gains and revaluation of assets. Our insurance subsidiaries must also notify the New Jersey insurance regulator of their intent to pay a dividend. If the dividend, together with other dividends or distributions made within the preceding twelve months, would exceed a specified statutory limit, our subsidiaries must also obtain the prior non-disapproval of the New Jersey insurance regulator. In addition to regulatory restrictions, the ability of some of our subsidiaries to make distributions to us is limited by contractual agreements. Because we are principally a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the notes are effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of notes, should look only to our assets for payment thereunder. As of December 31, 2006, our subsidiaries had total liabilities of approximately $431 billion (including our policyholders’ account balance liability, as well as reserves for future policy benefits and claims, of approximately $107 billion).

The notes are structurally subordinated to the indebtedness of our subsidiaries.

The notes are issued by Prudential Financial and are structurally subordinated to the existing and future claims of our subsidiaries’ creditors. Holders of the notes are not creditors of our subsidiaries. Any claims of holders of the notes to the assets of our subsidiaries will derive from our own equity interests in those subsidiaries. Claims of our subsidiaries’ creditors will have priority as to the assets of our subsidiaries over our own equity interest claims, except to the extent that we may be recognized as a creditor of any such subsidiary, and will therefore have priority over the holders of the notes. Consequently, the notes are structurally subordinated to all liabilities, including policyholder liabilities, trade payables, lease obligations and liquidation preference on any preferred stock, whether or not secured, of any of our subsidiaries and any subsidiaries that we may in future acquire or establish. Our subsidiaries’ creditors may also include general creditors and taxing authorities.

The interest on the notes cannot be determined at this time and may be lower than the interest on a standard debt security of comparable maturity and may be zero.

The interest on the notes is based on 3-month LIBOR, which is the London Interbank Offered Rate, minus 2.40%. The interest on the notes will be reset every three months. If LIBOR is at or below 2.40% per annum at the start of any three-month period, no interest will accrue on the notes for such three-month period. The amount we pay holders may be less than the return the holders could earn on other investments. The holder’s interest may be less than the yield a holder would earn if it bought a standard senior debt security of the Company with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Upon conversion of the notes, you may receive an amount of proceeds lower than expected because the value of our Common Stock may decline between the day on which you exercise your conversion right and the day on which the value of your shares is determined.

The conversion value that you will receive upon conversion of your notes is in part determined by the daily closing prices per share of our Common Stock on the New York Stock Exchange during the ten consecutive trading day observation period generally beginning on the second trading day immediately following the day on which you deliver your notice of conversion. If the price of our Common Stock decreases during the observation period, the conversion value you receive may be adversely affected.

We may be unable to repurchase your notes as required under the indenture upon a change in control or on the specified dates at the option of the holder or to pay you cash upon conversion of your notes.

Upon a change in control, as defined in the indenture relating to the notes, and on December 12, 2007 and on December 12, 2008, 2009, 2010, 2011, 2016, 2021, 2026 and 2031, you will have the right to require us to repurchase your notes for cash. In addition, upon conversion of the notes, you will have the right to receive the cash payment described under “Description of the Notes—Conversion Rights—Payment upon Conversion”. If we do not have sufficient funds to pay the repurchase price for all of the notes you tender upon a change in control, the cash due upon repurchases of the notes on December 12, 2007 and on December 12, 2008, 2009, 2010, 2011, 2016, 2021, 2026 and 2031 or the cash due upon conversion, an event of default under the indenture governing the notes would occur as a result of such failure. Cash payments in respect of notes that you tender for repurchase or that you convert may be subject to limits and might be prohibited, or create an event of default, under our line of credit facility or other agreements relating to borrowings that we may enter into from time to time. We also may be required to repay these borrowings upon a change in control, which could adversely affect our ability to make payments in respect of the notes, and could result in an event of default under such agreements. Our inability to pay for your notes that are tendered for repurchase or conversion could result in your receiving substantially less than the principal amount of the notes. See “Description of the Notes—Redemption and Repurchase of the Notes—Repurchase of Notes at the Option of the Holder”, “—Right to Require Repurchase of Notes Upon a Change in Control” and “Description of the Notes—Conversion Rights—Payment Upon Conversion”.

You may have to pay taxes with respect to distributions on our Common Stock that you do not receive.

The price at which the notes are convertible into shares of Common Stock is subject to adjustment under certain circumstances, such as stock splits and combinations, stock dividends, certain cash dividends and other actions by us that modify our capital structure. See “Description of the Notes—Conversion Rights—Conversion Price Adjustments”. If the conversion price is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, holders of the notes may be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that they do not receive such distribution. In addition, non-U.S. holders (as defined in “Certain U.S. Federal Income Tax Consequences”) of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax, which we may set off against cash payments of interest payable on the notes. Please read “Certain U.S. Federal Income Tax Consequences”.

We have not applied, and do not intend to apply, to list the notes on any national securities exchange or to include them in any automated quotation system. If an active trading market does not develop for the notes, you may not be able to resell them.

We issued the notes on December 7, 2006 in a private offering made to “qualified institutional buyers”, as defined in Rule 144A under the Securities Act. The offering was made through two investment banks, which we refer to as the “initial purchasers”. Prior to that offering, there was no public market for the notes and we cannot assure you that an active trading market will ever develop for the notes. These Rule 144A notes currently trade in the PORTALSM Market; however, once notes are sold under this prospectus supplement, they will no longer trade in the PORTALSM Market, and we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Consequently, the lack of a trading market could adversely affect your ability to sell the notes and the price at which you may be able to sell the notes. The liquidity of the trading market, if any were to develop, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our Common Stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes, if any, will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

Future sales of our Common Stock or equity-related securities in the public market, including sales of our Common Stock in short sale transactions by purchasers of the notes, could adversely affect the trading price of our Common Stock and the value of the notes and our ability to raise funds in new stock offerings.

Sales of significant amounts of our Common Stock or equity-related securities in the public market, or the perception that such sales will occur, could adversely affect prevailing trading prices of our Common Stock and the value of the notes and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock or the availability of shares of Common Stock for future sale, including sales of our Common Stock in short sale transactions by purchasers of the notes, could have on the trading price of our Common Stock or the value of the notes.

Before conversion of the notes, holders of the notes will not be entitled to any shareholder rights, but will be subject to all changes affecting our shares.

If you hold notes, you will not be entitled to any rights with respect to shares of our Common Stock, including voting rights and rights to receive dividends or distributions. However, the Common Stock you receive upon conversion of your notes will be subject to all changes affecting our Common Stock. Except for limited cases under the adjustments to the conversion price, you will be entitled only to rights that we may grant with respect to shares of our Common Stock if and when we deliver shares to you upon your election to convert your notes into shares. For example, if we seek approval from shareholders for a potential merger, or if an amendment is proposed to our articles of incorporation or bylaws that requires shareholder approval, holders of notes will not be entitled to vote on the merger or amendment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the notes or Common Stock issuable upon conversion of the notes offered by this prospectus supplement. The selling securityholders will receive all the net proceeds from the sale of the notes or Common Stock issuable upon conversion of the notes.

DESCRIPTION OF THE NOTES

We issued the notes under our senior debt indenture dated as of April 25, 2003, as supplemented by a supplemental indenture dated as of December 12, 2006, each between us and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee, together referred to in this section as the “indenture”. The following description is only a summary of the material provisions of the notes, the related indenture and the registration rights agreement. We urge you to read the indenture and the notes in their entirety because they, and not this description, define your rights as holders of the notes. You may request copies of these documents at our address shown under the caption “Incorporation of Information by Reference”. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. For purposes of this section, “you” means direct holders and not street name or other indirect holders of notes. Indirect holders should read the subsection entitled “—Legal Ownership—Street Name and Other Indirect Holders”.

General

We issued the notes in an aggregate principal amount of $2,000,000,000 on December 12, 2006. The notes are our direct, unsubordinated and unsecured obligations and will mature on December 12, 2036, unless earlier redeemed at our option as described under “—Redemption and Repurchase of the Notes—Optional Redemption of the Notes”, repurchased by us at a holder’s option on certain dates as described under “—Redemption and Repurchase of the Notes—Repurchase of Notes at the Option of the Holder”, or repurchased by us at a holder’s option upon a change in control of Prudential Financial, as described under “—Redemption and Repurchase of the Notes—Right to Require Repurchase of Notes Upon a Change in Control”, or converted at a holder’s option as described under “—Conversion Rights”.

The indenture does not contain any restriction on the payment of dividends or the incurrence of indebtedness and does not contain any financial covenants. Other than as described under “—Redemption and Repurchase of the Notes—Right to Require Repurchase of Notes Upon a Change in Control” and “—Consolidation, Merger and Sale of Assets”, the indenture contains no covenants or other provisions that afford protection to holders of notes in the event of a highly leveraged transaction.

Interest

The notes bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 2.40%; provided that such rate will never be less than 0% per annum. Interest is payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year. Interest on the notes accrues from the date on which it was most recently paid. If any interest payment date (other than an interest payment date coinciding with the redemption, repurchase or maturity date) of the notes falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, provided that, if such business day falls in the next succeeding calendar month, the interest payment date will be brought forward to the immediately preceding business day. If the redemption, repurchase or maturity date of the notes would fall on a day that is not a business day, the required payment of interest, if any, and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the redemption, repurchase or maturity date to such next succeeding business day. We will make each interest payment to persons who are holders of record of the notes at the close of business on the immediately preceding March 1, June 1, September 1 and December 1, whether or not this day is a business day, provided that interest payable upon repurchase, redemption or the maturity date (including any such date that is an interest payment date) will be paid to the person to whom we will pay the redemption price, repurchase price or the principal of the notes, respectively.

As further described below in “—Conversion Rights—Payment Upon Conversion”, delivery of cash and shares, if any, upon conversion generally will be deemed to satisfy our obligation to pay the principal amount of the notes and accrued interest and liquidated damages, if any on a converted note. However, if notes are converted after a regular record date and prior to the opening of business on the next interest payment date (other than the notes subject to redemption during such period or on such interest payment date and other than the interest payment date on which the notes mature), holders of such notes at the close of business on the regular record date will receive the interest and liquidated damages, if any, payable on such notes on the corresponding interest payment date notwithstanding the conversion. In such event, when the holder surrenders the note for conversion, the holder must deliver payment to us of an amount equal to the interest payable on the interest payment date and liquidated damages, if any, on the principal amount to be converted.

Interest on the notes is computed using the actual number of days elapsed between the LIBOR reset dates divided by 360. All percentages resulting from any calculation on the notes are rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545%, or 0.09876545, will be rounded upward to 9.87655%, or 0.0987655, and all dollar amounts used in or resulting from that calculation on the notes will be rounded to the nearest cent, with one-half cent being rounded upward. We will pay the principal of, and interest and liquidated damages, if any, on, the notes at the corporate trust office of the trustee in The City of New York.

The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, provided such day is also a London banking day. The term “London banking day” is defined below under “—3-month LIBOR”.

3-month LIBOR

The annual rate of interest payable on the notes is reset on each March 12, June 12, September 12 and December 12, which we call the LIBOR reset date. If any LIBOR reset date would otherwise be a day that is not a business day that LIBOR reset date will be postponed to the next succeeding business day, except if that business day falls in the next succeeding calendar month, in which case that LIBOR reset date will be the immediately preceding business day.

The trustee determines 3-month LIBOR on the second London banking day preceding the related LIBOR reset date, which we refer to as the LIBOR determination date.

“3-month LIBOR” means:

•

the rate for three-month deposits in United States dollars commencing on the related LIBOR reset date, that appears on the Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR determination date; or

•

if no rate appears on the particular LIBOR determination date on the Moneyline Telerate Page 3750, the rate calculated by the trustee as the arithmetic mean of at least two offered quotations obtained by the trustee after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the trustee with its offered quotation for deposits in United States dollars for the period of three months, commencing on the related LIBOR reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that LIBOR determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

•

if fewer than two offered quotations referred to in the preceding bullet are provided as requested, the rate calculated by the trustee as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular LIBOR determination date by three major banks in The City of New York selected by the trustee for loans in United States dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

•	if the banks so selected by the trustee are not quoting as mentioned in the preceding bullet, 3-month LIBOR in effect on the particular LIBOR determination date.

“Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London banking day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London.

Conversion Rights

Subject to the restrictions described in this “Description of the Notes”, holders may convert any outstanding notes into cash and shares of our Common Stock at an initial “Conversion Price” per share of approximately $104.21 in accordance with the conversion mechanism described below. This represents an initial “conversion rate” of 9.5962 shares of our Common Stock per $1,000 principal amount of the notes. The conversion price and resulting conversion rate are, however, subject to adjustment as described below under “—Conversion Price Adjustments” and with respect to certain conversions occurring in connection with certain specified corporate transactions constituting a change in control as described below under “—Conversion in Connection with Certain Change in Control Events”. A holder may convert notes only in denominations of $1,000 and integral multiples of $1,000.

Holders may surrender notes for conversion at any time on or prior to maturity. Subject to certain exceptions described below under “—Conversion in Connection with Certain Change in Control Events”, once notes are tendered for conversion, holders tendering the notes will be entitled to receive cash and shares of our Common Stock, if any, based on a daily conversion value, as described below under “—Payment Upon Conversion”, calculated on a proportionate basis for each day of the relevant 10 consecutive trading day observation period.

Conversion in Connection with Certain Change in Control Events

If you elect to convert your notes in connection with a corporate transaction that occurs on or prior to December 12, 2007 and that constitutes a change in control as defined under “—Redemption and Repurchase of the Notes—Right to Require Repurchase of Notes Upon a Change in Control”, other than a change in control relating to the composition of our board of directors, and 10% or more of the fair market value of the consideration for the Common Stock in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, we will decrease the conversion price for the notes surrendered for conversion, which will increase the conversion rate by a number of shares, or the “additional shares”, as described below. Conversion “in connection with a corporate transaction” means any conversion in respect of which the conversion notice is delivered at any time during the period from and including the effective date of the corporate transaction until, and including, the close of business on the business day immediately preceding the change in control repurchase date corresponding to the corporate transaction.

The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective, or the “effective date”, and the share price, or the “share price”, paid per share of Common Stock in the corporate transaction. If holders of shares of our Common Stock receive only cash in the corporate transaction, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average of the closing sale price per share of our Common Stock on the five trading days prior to but not including the effective date of the corporate transaction. The share prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion price of the notes is adjusted, as described below under “—Conversion Price Adjustments”. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion price as set forth under “—Conversion Price Adjustments” below.

The following table sets forth the hypothetical share price and number of additional shares to be received per $1,000 principal amount of notes.

Effective Date of Change in Control	Stock Price
	$86.84	$90.00	$95.00	$100.00	$105.00	$110.00	$115.00	$120.00	$125.00	$135.00	$145.00	$155.00	$170.00
June 12, 2007	1.9192	1.5193	1.0650	0.7222	0.4781	0.3142	0.2102	0.1474	0.1109	0.0784	0.0671	0.0614	0.0558
September 12, 2007	1.9192	1.5149	0.9749	0.5902	0.3313	0.1780	0.0983	0.0614	0.0458	0.0363	0.0333	0.0311	0.0283
December 12, 2007	1.9192	1.5149	0.9301	0.4038	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The share prices and additional share amounts set forth above are based upon a common share price of $86.84 at December 7, 2006 and an initial conversion price of approximately $104.21.

Notwithstanding the foregoing, in no event will the conversion rate exceed approximately 11.5154 shares of our Common Stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion price as set forth under “—Conversion Price Adjustments” below.

The exact share prices and effective dates may not be set forth in the table above, in which case:

•

if the share price is between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

•	if the share price is in excess of $170.00 per share, subject to adjustment, no additional shares will be issued upon conversion; and

•	if the share price is less than $86.84 per share, subject to adjustment, no additional shares will be issued upon conversion.

Notwithstanding the foregoing, and in lieu of adjusting the conversion rate as set forth above, in the case of a “public acquirer change in control”, as defined below, we may elect that, from and after the effective date of such public acquirer change in control, the right to convert a note will be changed into a right to convert a note into a number of shares of “acquirer common stock”, as defined below. At any time prior to the 20th day immediately preceding the proposed effective date of the public acquirer change in control, we may irrevocably elect to deliver cash and shares of acquirer common stock, if any, in the same manner described below under “—Payment Upon Conversion”. The conversion rate in effect immediately before the public acquirer change in control will be adjusted by a fraction:

•

the numerator of which will be (a) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which our Common Stock is converted into cash, securities or other property, the fair market value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of Common Stock or (b) in the case of any other public acquirer change in control, the average of the common stock price for the five consecutive trading days prior to but excluding the effective date of such public acquirer change in control; and

•

the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change in control.

After the adjustment of the conversion rate in connection with a public acquirer change in control, the conversion rate will be subject to further similar adjustments in the event that any of the events described above occur thereafter.

A “public acquirer change in control” is any transaction described in clause (3) of the definition of change in control below where the acquirer, or any entity that is a direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the aggregate ordinary voting power of all shares of such acquirer’s capital stock that are entitled to vote generally in the election of directors, but in each case other than us, has a class of common stock traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such change in control. We refer to such acquirer’s or other entity’s class of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such fundamental change as the “acquirer common stock”.

Payment Upon Conversion

Subject to certain exceptions described above under “—Conversion in Connection with Certain Change in Control Events”, we will settle each $1,000 principal amount of notes surrendered for conversion by delivering, on the third trading day immediately following the last day of the related observation period, as defined below, cash and shares of our Common Stock, if any, equal to the sum of the daily settlement amounts, as defined below, for each of the ten trading days during the related observation period.

The “observation period” with respect to any note means the ten consecutive trading day period beginning on and including the second trading day after you deliver your conversion notice to the conversion agent, except that with respect to any notice of conversion received after the date of issuance of a notice of redemption as described under “—Redemption and Repurchase of the Notes—Optional Redemption of the Notes”, the observation period means the ten consecutive trading days beginning on and including the 13th scheduled trading day prior to the applicable redemption date.

The “daily settlement amount”, for each of the ten trading days during the observation period shall consist of:

•	an amount in cash equal to the lesser of $100 and the daily conversion value relating to such day; and

•

to the extent such daily conversion value exceeds $100, a number of shares, referred to as the “net shares”, equal to (A) the difference between such daily conversion value and $100, divided by (B) the common stock price for such day.

The “daily conversion value” means, for each of the ten consecutive trading days during the observation period, one-tenth (1/10) of the product of (a) the applicable conversion rate and (b) the common stock price (or the consideration into which our Common Stock has been converted in connection with certain corporate transactions) on such day.

The “common stock price” on any date means the closing sale price per share, or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on such date for our Common Stock as reported in composite transactions on the New York Stock Exchange or the principal United States securities exchange on which our Common Stock is traded. If the Common Stock is not so traded, the common stock price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

We will deliver cash in lieu of fractional shares of Common Stock issuable in connection with payment of the amounts above, based on the common stock price on the last day of the applicable observation period.

Delivery of the foregoing cash and net shares will be deemed to satisfy our obligation to pay the principal amount of the notes and accrued interest and liquidated damages, if any, payable on the notes, except as described below. Accrued interest and liquidated damages, if any, will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion price to account for accrued and unpaid interest and liquidated damages, if any.

Except as described in this paragraph, no holder of notes will be entitled, upon conversion of the notes, to any actual payment or adjustment on account of accrued and unpaid interest and liquidated damages, if any, on a converted note, or on account of dividends or distributions on shares of our Common Stock issued in connection with the conversion. If notes are converted after a regular record date and prior to the opening of business on the next interest payment date, holders of such notes at the close of business on the regular record date will receive the interest and liquidated damages, if any, payable on such notes on the corresponding interest payment date notwithstanding the conversion. In such event, when the holder surrenders the note for conversion, the holder must deliver payment to us of an amount equal to the interest payable on the interest payment date and liquidated damages, if any, on the principal amount to be converted. The foregoing sentence shall not apply to notes being redeemed on a redemption date within the period between the close of business on the record date and the opening of business on the interest payment date, to notes being redeemed on such interest payment date, to notes surrendered for conversion on the interest payment date or to an interest payment date that is the maturity date.

Conversion Procedures

If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice in accordance with the provisions of the indenture, together, if the notes are in certificated form, with the certificated security, to the trustee who will, on your behalf, convert the notes into cash and shares of our Common Stock. The date you comply with these requirements is the “conversion date” under the indenture.

You may obtain copies of the required form of the conversion notice from the trustee. If a holder of a note has delivered notice of its election to have such note repurchased at the option of such holder on December 12, 2007 or on December 12, 2008, 2009, 2010, 2011, 2016, 2021, 2026 or 2031 or as a result of a change in control, such note may be converted only if the notice of election is withdrawn as described under “—Redemption and Repurchase of the Notes—Repurchase of Notes at the Option of the Holder” or “—Redemption and Repurchase of the Notes—Right to Require Repurchase of Notes Upon a Change in Control”.

Conversion Price Adjustments

We will adjust the conversion price if (without duplication):

(1)	we issue shares of our Common Stock to all holders of shares of our Common Stock as a dividend or distribution on our Common Stock;

(2)	we subdivide or combine our outstanding Common Stock;

(3)	we issue to all holders of our Common Stock rights, warrants or options entitling them to subscribe for or purchase, for a period expiring not more than 60 days after the date of distribution, shares of our Common Stock at less than the average common stock price for the five trading days ending on the earlier of the record date in respect of such distribution or the trading day before the ex-dividend date; provided that no adjustment will be made if holders of the notes are entitled to participate in the distribution on substantially the same terms as holders of our Common Stock as if such noteholders had converted their notes solely into Common Stock immediately prior to such distribution at the then-applicable conversion price;

(4)

we distribute to all holders of our Common Stock evidences of our indebtedness, shares of our capital stock, other than shares of our Common Stock, other securities or other assets, or rights, warrants or options, excluding: (a) those rights, warrants or options referred to in clause (3) above; (b) any dividend or distribution paid in cash referred to in clause (5) below; and (c) those dividends and distributions referred to in clause (1) above; provided that no adjustment will be made if holders of the notes are entitled to participate in the distribution on substantially the same terms as holders of our Common Stock as if such noteholders had converted their notes solely into Common Stock immediately prior to such distribution at the then-applicable conversion price;

(5)	we declare a cash dividend or cash distribution to all of the holders of our Common Stock such that the aggregate cash dividends or cash distributions per common share in any fiscal year exceeds $0.950 (the “dividend threshold amount”). If we declare such a cash dividend or cash distribution, the conversion price shall be decreased to equal the price determined by multiplying the conversion price in effect immediately prior to the record date for such dividend or distribution by the following fraction:

(Pre-Dividend Sale Price—Dividend Adjustment Amount) Pre-Dividend Sale Price

provided that if the numerator of the foregoing fraction is less than $1.00, including a negative amount, then in lieu of any adjustment under this clause (5), we shall make adequate provision so that each holder of notes shall have the right to receive upon conversion, in addition to the cash and shares of Common Stock issuable upon such conversion, the amount of cash such holder would have received had such holder converted its notes solely into shares of our Common Stock at the then-applicable conversion price immediately prior to the record date for such cash dividend or cash distribution;

(6)	we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer, other than an odd-lot offer, for our Common Stock to the extent that the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the common stock price on the trading day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer; or

(7)	someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer and, as of the closing of the offer, our board of directors is not recommending rejection of the offer. The adjustment referred to in this clause (7) will only be made if: (a) the tender offer or exchange offer is for an amount that increases the offeror’s ownership of our Common Stock to more than 25% of the total shares of our outstanding Common Stock, and (b) the cash and value of any other consideration included in the payment per share of Common Stock has a fair market value that exceeds the common stock price on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer. However, the adjustment referred to in this clause will not be made if, as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our properties and assets.

“Pre-Dividend Sale Price” means the average common stock price for the three consecutive trading days ending on the trading day immediately preceding the record date for such dividend or distribution.

“Dividend Adjustment Amount” means the difference between the full amount of the dividend or distribution to the extent payable in cash applicable to one share of our Common Stock and the dividend threshold amount.

If we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion price will be adjusted based on the market value of the securities so distributed relative to the market value of our Common Stock, in each case based on the average closing share price of those securities, where such closing sale prices are available, for the ten trading days commencing on the effective date of such distribution on the New York Stock Exchange or such other U.S. national or regional exchange or market on which the securities are listed or quoted.

If we reclassify our Common Stock or we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our properties and assets or other similar transaction, in each case pursuant to which the shares of our Common Stock are converted into cash, securities, or other property, then at the effective time of the transaction, a holder’s right to convert its notes into cash and shares of our Common Stock will be changed into a right to convert such notes into the kind and amount of cash, securities and other property that such holder would have received if such holder had converted such notes solely into shares of our Common Stock at the then-applicable conversion price immediately prior to the effective date of such transaction.

For purposes of the foregoing, the type and amount of consideration that you would have been entitled to receive as a holder of our Common Stock in the case of a consolidation, merger, share exchange, sale of all or substantially all of our properties and assets or other similar transaction that causes our Common Stock to be converted into the right to receive more than a single type of consideration, determined based in part upon any form of stockholder election, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Common Stock that affirmatively make such an election.

To the extent that any rights plan adopted by us is in effect upon conversion of the notes into cash or shares of Common Stock, you will receive, in addition to such cash or shares of our Common Stock, the rights under the rights plan, only if the rights have not separated from our Common Stock at the time of conversion, and no adjustment of the conversion price will be made in connection with any distribution of rights thereunder in such circumstances. If the rights have separated, you will not receive the rights; however, an adjustment to the conversion price will be made in accordance with clause (4) above under “—Conversion Price Adjustments”.

The conversion price will not be adjusted for the issuance of our Common Stock, or securities convertible into or exchangeable for our Common Stock, except as described above. For example, the conversion price will not be adjusted upon the issuance of shares of our Common Stock:

•	under any present or future employee benefit plan or program of ours; or

•

pursuant to the exercise of any option, warrant or right to purchase our Common Stock, the exchange of any exchangeable security for our Common Stock or the conversion of any convertible security into our Common Stock, in each case so long as such option, warrant, right to purchase, exchangeable security or convertible security is outstanding as of the date the notes are first issued.

We will not issue fractional shares of Common Stock to a holder who converts a note. In lieu of issuing fractional shares, we will pay cash based on the calculation described above under “—Payment Upon Conversion”.

If a taxable distribution to holders of our Common Stock or other transaction occurs that results in any adjustment to the conversion price, including an adjustment at our option, a holder may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our Common Stock. See “Certain U.S. Federal Income Tax Consequences”.

We may from time to time reduce the conversion price if our board of directors determines that this reduction would be in our best interests. Any such determination by our board of directors will be conclusive. Any such reduction in the conversion price must remain in effect for at least 20 trading days or such longer period as may be required by law. In addition, we may from time to time reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of our Common Stock resulting from any dividend or stock or rights distribution on our Common Stock or from any event treated as such for income tax purposes.

We will not be required to make an adjustment in the conversion price unless the adjustment would require a change of at least 1% in the conversion price. However, any adjustments that are less than 1% of the conversion price will be taken into account in any subsequent adjustment.

Ranking

The notes are our direct, unsubordinated and unsecured debt obligations and rank pari passu among themselves and with all our other unsecured and unsubordinated indebtedness from time to time outstanding.

We are a holding company whose principal asset is our investments in our subsidiaries. As a holding company, we are dependent on dividends, loans or advances, or other intercompany transfers of funds from our subsidiaries to meet our obligations. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment. New Jersey insurance law provides that, except in the case of extraordinary dividends or distributions, all dividends or distributions paid by our insurance subsidiaries may be declared or paid only from unassigned surplus, as determined pursuant to statutory accounting principles, less unrealized investment gains and revaluation of assets. Our insurance subsidiaries must also notify the New Jersey insurance regulator of their intent to pay a dividend. If the dividend, together with other dividends or distributions made within the preceding twelve months, would exceed a specified statutory limit, our subsidiaries must also obtain a non-disapproval from the New Jersey insurance regulator. In addition to regulatory restrictions, the ability of some of our subsidiaries to make distributions to us is limited by contractual agreements. Because we are principally a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the notes are effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder. As of December 31, 2006, our subsidiaries had total liabilities of approximately $431 billion (including our policyholders’ account balance liability, as well as reserves for future policy benefits and claims, of approximately $107 billion).

In addition, the notes effectively rank junior in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of December 31, 2006, we and our consolidated subsidiaries had $1.806 billion of secured indebtedness, which ranks senior in right of payments to the notes, and $693 million of subordinated indebtedness, which ranks junior in right of payment to the notes. As of December 31, 2006, we also had $7.3 billion of unsecured indebtedness outstanding under our Medium-Term Notes programs, and we are authorized to incur up to $4.6 billion additional debt pursuant to these programs.

Redemption and Repurchase of the Notes

Optional Redemption of the Notes

Beginning on December 13, 2007, we may redeem the notes, in whole at any time, or in part from time to time, for cash at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of redemption. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the notes.

If we opt to redeem less than all of the notes at any time, the trustee will select or cause to be selected the notes to be redeemed by any method that it deems fair and appropriate. In the event of a partial redemption, the trustee may select for redemption portions of the principal amount of any note in principal amounts of $1,000 and integral multiples thereof.

For a discussion of the tax treatment to a holder of the notes upon optional redemption by us, see “Certain U.S. Federal Income Tax Consequences—U.S. Holders—Sale, Repurchase, Redemption or Other Disposition of the Notes (Other than a Conversion)” and “—Non-U.S. Holders—Notes”.

Repurchase of Notes at the Option of the Holder

A holder has the right to require us to repurchase all or a portion of its notes on December 12, 2007 and on December 12, 2008, 2009, 2010, 2011, 2016, 2021, 2026 and 2031. We will repurchase the notes as to which these repurchase rights are exercised for an amount of cash equal to 100% of the principal amount of the notes on the date of repurchase, plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of repurchase.

We will be required to give notice on a date not less than 30 days prior to each date of repurchase to the trustee and all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things, the procedures that holders must follow to require us to repurchase their notes.

For a discussion of the tax treatment of a holder exercising the right to require us to repurchase notes, see “Certain U.S. Federal Income Tax Consequences—U.S. Holders—Sale, Repurchase, Redemption or Other Disposition of the Notes (Other than a Conversion)” and “—Non-U.S. Holders— Notes”.

The repurchase notice given by a holder electing to require us to repurchase its notes may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the date of repurchase.

Payment of the repurchase price for the notes will be made promptly following the later of the date of repurchase and the time of delivery of the notes.

If the paying agent holds money sufficient to pay the repurchase price of the note on the date of repurchase in accordance with the terms of the indenture, then, immediately after the date of repurchase, the note will cease to be outstanding, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

No notes may be repurchased at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the repurchase price with respect to such notes.

No Mandatory Redemption in General

Except as described in this prospectus supplement under “—Right to Require Repurchase of Notes Upon a Change in Control” and “—Repurchase of Notes at the Option of the Holder”, we are not required to repurchase or redeem the notes. There are no sinking fund payments.

Right to Require Repurchase of Notes Upon a Change in Control

If a change in control, as defined below, occurs, each holder of notes may require that we repurchase the holder’s notes on the date fixed by us that is not less than 30 days nor more than 60 days after we give notice of the change in control. We will repurchase the notes for an amount of cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of repurchase.

“Change in Control” means the occurrence of one or more of the following events:

(1)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our properties and assets, to any person or group of related persons, as defined in Section 13(d) of the Exchange Act, or a “Group”;

(2)	the approval by the holders of our capital stock of any plan or proposal for our liquidation or dissolution, whether or not otherwise in compliance with the provisions of the indenture;

(3)	any person or Group, other than us or any of our subsidiaries, or any employee benefit plan of ours or any of our subsidiaries, becomes the beneficial owner, directly or indirectly, of shares of our voting stock representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding voting shares; or

(4)	the first day on which a majority of the members of our board of directors are not continuing directors, as defined below.

The definition of “change in control” includes a provision relating to the sale, lease, exchange or other transfer of “all or substantially all” of our properties and assets. Although we have been advised that there is a developing body of case law interpreting the phrase “substantially all”, we have been advised that there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, lease, exchange or other transfer of less than all of our properties and assets to another person or Group may be uncertain.

“Continuing directors” means, as of any date of determination, any member of our board of directors who

•	was a member of such board of directors on the date of the original issuance of the notes, or

•	was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

On or prior to the date of repurchase, we will deposit with a paying agent an amount of money sufficient to pay the aggregate repurchase price of the notes which is to be paid on the date of repurchase. Payment of the repurchase price for the notes will be made promptly following the later of the date of repurchase and the time of delivery of the notes. If the paying agent holds money sufficient to pay the repurchase price of the notes on the date of repurchase in accordance with the terms of the indenture, then, on the date of repurchase, the notes will cease to be outstanding, whether or not the notes are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the notes.

For a discussion of the tax treatment of a holder exercising the right to require us to repurchase notes, see “Certain U.S. Federal Income Tax Consequences—U.S. Holders—Sale, Repurchase, Redemption or Other Disposition of the Notes (Other than a Conversion)” and “—Non-U.S. Holders—Notes”.

On or before the 20th business day after the change in control, we must mail to the trustee and all holders of the notes a notice of the occurrence of the change in control offer, stating:

•	the repurchase date;

•	the date by which the repurchase right must be exercised;

•	the repurchase price for the notes;

•	the conversion rate; and

•	the procedures which a holder of notes must follow to exercise the repurchase right.

To exercise the repurchase right, the holder of a note must deliver, on or before the third business day before the repurchase date, a written notice to us and the trustee of the holder’s exercise of the repurchase right. This notice must be accompanied by certificates evidencing the note or notes with respect to which the right is being exercised, duly endorsed for transfer. This notice of exercise may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent at any time on or before the close of business on the business day preceding the repurchase date. The notice of withdrawal must state:

•	the principal amount of notes being withdrawn;

•	the principal amount, if any, of notes not being withdrawn; and

•	if certificated notes have been issued, the certificate numbers of the notes being withdrawn.

The effect of these provisions granting the holders the right to require us to repurchase the notes upon the occurrence of a change in control may make it more difficult for any person or Group to acquire control of us or to effect a business combination with us. Our ability to pay cash to holders of notes following the occurrence of a change in control may be limited by our then-existing indebtedness, financing agreements or financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—We may be unable to repurchase your notes as required under the indenture upon a change in control or on the specified dates at the option of the holder or pay you cash upon conversion of your notes”. We may not have the funds necessary to repurchase your notes as required under the indenture upon a change in control or on the specified dates at the option of the holder or pay you cash upon conversion of the notes.

Our obligation to make a repurchase in the event of a change in control will be satisfied if a third party makes the change in control offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a change in control offer made by us and purchases all notes properly tendered and not withdrawn under the change in control offer.

If a change in control occurs and the holders exercise their rights to require us to repurchase notes, we intend to comply with applicable tender offer rules under the Exchange Act with respect to any repurchase.

The term “beneficial owner” will be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act, or any successor provision, except that (i) a person shall be deemed to have “beneficial ownership” of all shares of our Common Stock that the person has the right to acquire, whether exercisable immediately or only after the passage of time and (ii) any percentage of beneficial ownership shall be determined using the definition in clause (i) in both the numerator and the denominator.

Consolidation, Merger and Sale of Assets

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•

Where we merge out of existence or sell or lease substantially all our assets, the other company or firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the notes.

•

The merger, sale of assets or other transaction must not cause a default on the notes, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiaries, called liens. If a merger or other transaction would create any liens on the voting stock of our designated subsidiaries, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the senior debt securities.

Under any consolidation, merger or any sale, lease, exchange or other transfer of our properties and assets as described in the preceding paragraph, the successor company will be our successor and shall succeed to, and be substituted for, and may exercise every right and power of, Prudential Financial under the indenture. Thereafter, we will be released from our obligations and covenants under the indenture and the notes, except in the case of a lease of all or substantially all of our properties and assets.

Modification and Waiver of the Indenture and the Notes

Modification

There are three types of changes we can make to the indenture and the notes.

Changes Requiring Your Approval. First, there are changes that cannot be made to the indenture and the notes without your specific approval. Following is a list of those types of changes:

•	change to the payment due date of the principal or interest and liquidated damages, if any, on any note;

•

reduction of the principal amount or redemption price of, or the rate of interest and liquidated damages, if any, on any note, whether upon acceleration, redemption or otherwise, or alteration of the manner of calculation of interest and liquidated damages, if any, or the rate of accrual thereof on any note;

•	change to the place or currency of payment on any note;

•	impairment of your right to sue for payment of any amount due on your notes;

•

modification of the provisions of the indenture relating to our requirement to repurchase notes (i) upon a change in control after the occurrence thereof, or (ii) on December 12, 2007 or on December 12, 2008, 2009, 2010, 2011, 2016, 2021, 2026 or 2031;

•	impairment of any right that you may have to exchange or convert your notes for or into other securities or property;

•	reduction of the percentage of direct holders of notes whose consent is needed to modify or amend the indenture;

•

reduction of the percentage of direct holders of notes whose consent is needed to waive our compliance with certain provisions of the indenture or to waive certain defaults, including a default in the payment of the principal of, or redemption or purchase price of, or any interest and liquidated damages, if any, on, any note; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the applicable indenture or your right to convert your notes.

Changes Requiring a Majority Vote. The second type of change to the indenture and the notes is the kind that requires a vote in favor by holders of the notes owning a majority in principal amount of the notes. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of the notes. This type is limited to clarifications and certain other changes referenced in the indenture that would not adversely affect holders of the notes.

Waiver

The holders of a majority in aggregate principal amount of the notes at the time outstanding may waive any existing event of default under the indenture, and its consequences, except an event of default in the payment of the principal of or interest on any notes, an event of default in respect of a provision that cannot be amended without the consent of each holder of notes affected, or an event of default which constitutes a failure to convert any note in accordance with the terms of the indenture.

Further Details Concerning Voting

We generally are entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In some circumstances, the trustee is entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of the notes, that vote or action may be taken only by persons who are direct holders of outstanding securities of the notes on the record date and must be taken within 90 days following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change the indenture or the debt securities or request a waiver.

Events of Default

Each of the following is an event of default under the indenture:

(1)	failure to pay interest and liquidated damages, if any, on any note when it becomes due and payable and continuation of such default for a period of 30 days, whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause;

(2)	failure to pay the principal of any note, when it becomes due and payable, at the stated maturity, upon acceleration, upon redemption or otherwise, including the failure to make cash payments or, if applicable, to deliver shares of our Common Stock due upon conversion, or make a payment to repurchase notes tendered pursuant to a change in control offer or the failure to repurchase notes at your option on December 12, 2007 or on December 12, 2008, 2009, 2010, 2011, 2016, 2021, 2026 or 2031, whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause;

(3)	failure to provide notice of the occurrence of a change in control on a timely basis;

(4)	default in the observance or performance of any other covenant or agreement contained in the indenture that continues for a period of 90 days after we have received written notice specifying the default and demanding that such default be remedied from the trustee or the holders of at least 25% of the outstanding principal amount of the notes, except in the case of a default with respect to the “Consolidation, Merger and Sale of Assets” covenant, which will constitute an event of default with such notice requirement but without such passage of time requirement; provided that our failure to comply with the requirements of Section 314(a) of the Trust Indenture Act or our filing obligation, as defined below, or to file a report with the SEC as contemplated in the indenture or otherwise will not constitute an event, which with the giving of notice and the passage of time pursuant to this clause (4), would constitute an event of default; and

(5)	certain events of bankruptcy affecting us or any of our significant subsidiaries.

If an event of default, other than an event of default specified in clause (5) above, shall occur and be continuing, the trustee may, and at the written request of the holders of at least 25% in principal amount of outstanding notes shall, declare the principal of and accrued interest on all the notes to be due and payable by written notice to us, and such notice shall specify the respective event of default and that it is a “notice of acceleration”. Upon delivery of such notice, the principal of and accrued and unpaid interest and liquidated damages, if any, on all the notes shall become immediately due and payable. For the avoidance of doubt, and except as expressly provided for in the indenture, the trustee will have no right or obligation under the indenture or otherwise to exercise any remedies on behalf of the holders of the notes in connection with any failure referred to in the proviso to clause (4) above. For other outstanding series of our notes, acceleration is a remedy, upon appropriate notice and passage of time, for the holders of those securities for our failure to file documents or reports with the trustee.

If an event of default specified in clause (5) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and liquidated damages, if any, on all of the outstanding notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

Subject to certain conditions set forth in the indenture, a declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the notes. No such cancellation shall affect any subsequent default or impair any rights arising from a subsequent default.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the notes.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the holders of 25% in principal amount of all outstanding notes must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from holders of a majority in principal amount of the outstanding notes a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your notes on or after their due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and notes, or else specifying any default. In addition, we are required to provide an officers’ certificate to the trustee promptly upon our obtaining knowledge of any default or event of default under the indenture, describing such default or event of default and what action we are taking or propose to take with respect thereto.

Reports

The indenture provides that any documents or reports that we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after we have filed those documents or reports with the SEC (the “filing obligation”).

Under the Trust Indenture Act, we may have a separate obligation to file with the trustee documents or reports that we are required to file with the SEC.

Notices

We and the trustee will send notices regarding the notes only to registered holders, using their addresses as listed in the trustee’s records.

In connection with any redemption of the notes as described above under “—Redemption and Repurchase of the Notes—Optional Redemption of the Notes”, we will give not less than 30 days’ nor more than 60 days’ notice of redemption.

In connection with the repurchase obligations described above under “—Redemption and Repurchase of the Notes—Repurchase of Notes at the Option of the Holder”, we will be required to give notice on a date not less than 30 days prior to each date of repurchase.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether at stated maturity or any redemption date, or any repurchase date, or upon conversion or otherwise, cash and shares of our Common Stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Form, Denomination and Registration

The notes are in book-entry, or registered, form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof, and are represented by one or more global notes, which are deposited with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co.

The notes issued in the initial private placement are eligible for trading in the PORTALSM Market of the Nasdaq Stock Market, Inc. The notes sold by the selling securityholders using this prospectus supplement, however, will no longer be eligible for trading in the PORTALSM Market of the Nasdaq Stock Market, Inc. We have not applied, and do not intend to apply, to list the notes sold by the selling securityholders using this prospectus supplement on any national securities exchange or automated quotation system. Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold the notes in accounts at banks or brokers are generally not be recognized by us as legal holders of the notes. This is called holding in “street name”. Instead, we recognize only the bank or broker, or the financial institution the bank or broker uses to hold its notes. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the notes, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold notes in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments, notices and conversion procedures;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you notes registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of notes, which means those who are registered as holders of notes. As noted above, we do not have obligations to you if you hold in street name or through other indirect means because the notes are issued in the form of global notes as described below. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Notes

What Is a Global Note? A global note is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”.

Because the notes are in the form of global notes, the ultimate beneficial owners can only be indirect holders. The notes are represented by one or more global notes, which are deposited with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co. The global notes may not be transferred to the name of any other direct holder unless the special circumstances described below occur.

Any person wishing to own a note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Notes. As an indirect holder, an investor’s rights relating to a global note will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of notes and instead deal only with the depositary that holds the global notes.

Investors in global notes should be aware that:

•	you cannot get notes registered in your own name except in certain limited circumstances as described below under “—Special Situations When Global Notes Will Be Terminated”;

•	you cannot receive physical certificates for your interest in the notes;

•

you will be a street name holder and must look to your own bank or broker for payments on the notes and protection of your legal rights relating to the notes; see “—Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies govern payments, transfers, exchange and other matters relating to your interest in the global notes; we and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global notes; we and the trustee also do not supervise the depositary in any way; and

•	the depositary requires that interests in a global note be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Notes Will Be Terminated. In a few special situations described below, the global notes will terminate and interests in them will be exchanged for physical certificates representing notes. After that exchange, the choice of whether to hold notes directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in notes transferred to your own name, so that you will be a direct holder.

The special situations for termination of a global note are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when an event of default on the notes has occurred and has not been cured; or

•	when we notify the trustee that we wish to terminate the global notes, subject to the procedures of the depositary.

Defaults are discussed above under “—Events of Default”.

When a global note terminates, the depositary, and neither we nor the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Transfer of Notes

You may transfer or exchange book-entry notes only through DTC. For information with respect to payments of principal of and premium, if any, and interest on book-entry notes and how to transfer or exchange them, see “—DTC; Book-Entry Notes” below. In addition, registration of transfer or exchange of certificated notes, if any are issued, will be made at the office of the trustee listed below under “—Payment Mechanisms for Certificated Notes, If Any”. No service charge will be made by us or the trustee for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange, other than exchanges not involving any transfer.

DTC; Book-Entry Notes

DTC

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

Ownership of Book-Entry Notes

Ownership of beneficial interests in the global notes is limited to institutions that have accounts with DTC or its nominee or persons that may hold interests through those participants in DTC. Ownership of beneficial interests in the global notes is shown on, and the transfer of that ownership is effected through, records maintained by DTC, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

Transfers of Book-Entry Notes

So long as DTC or its nominee is the registered owner or holder of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the book-entry notes represented by the global notes for all purposes under the indenture and the global notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures. Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in same-day funds. The laws of some states, however, require that certain persons take physical delivery of securities in definitive form, and investors subject to these requirements may not be permitted to invest in notes sold in book-entry form.

Payments on Global Notes

In the circumstances described above under “—General—Interest”, payments in respect of the global notes are made to DTC, or its nominee, as the registered owner. Neither we nor the trustee have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment in respect of the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of those global notes as shown on the records of DTC or its nominee. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Those payments, however, will be the responsibility of those participants. Street name or other indirect holders should consult their banks or brokers for information on how they will receive payment.

DTC will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account interests in the global notes are credited and only in respect of that portion of the principal amount of the notes as to which such participant or participants has or have given such direction. However, only in those certain circumstances described in the following paragraph will DTC exchange the global notes for certificated notes in minimum denominations of $1,000 and integral multiples of $1,000, which it will distribute to its participants.

Exchange of Book-Entry Notes for Certificated Notes

If any of the following happens:

•

DTC or any successor depositary notifies us that it is unwilling or unable to continue as depositary for global notes or ceases to be a “clearing agency” registered in good standing under the Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after we receive notice of such inability, unwillingness or cessation,

•	an event of default, as described under “—Events of Default” above, under the notes has occurred and is continuing, or

•	we, in our sole discretion and subject to the procedures of the depositary, determine that any or all of the notes will no longer be represented by global notes,

then we will issue, to participants that hold interests in those global notes through DTC, certificated notes in exchange for the related book-entry notes and such participants will then become the registered holders of those certificated notes. Those global notes will be cancelled and be of no further force or effect. The registered holder of a certificated note may transfer that note as described above under “—Legal Ownership” and “—Transfer of Notes”.

Payment Mechanisms for Certificated Notes, If Any

If any book-entry notes are exchanged for certificated notes under the limited circumstances described above under “—DTC; Book-Entry Notes”, and you are a holder of certificated notes, the following will apply:

•	We will make interest payments and liquidated damages, if any, other than interest payable on a maturity date, by check mailed to the holders of certificated notes.

•

If you are a holder of at least $1,000,000 aggregate principal amount of certificated notes, you may receive your interest payments by wire transfer as follows: you must notify the trustee in writing at its office address listed below, or at any other address that the trustee has provided to you by mail, on or before the regular record date before an interest payment date, other than a maturity date, that you choose to have the interest on all your notes payable on that interest payment date and all subsequent interest payment dates paid by wire transfer of immediately available funds to an account at a bank in The City of New York, or in another city that we agree to, designated by you. This payment method will apply until you give the trustee written notice to the contrary. We will not pay interest by wire transfer if you designate an account with a bank that has no facilities to receive wire transfers.

•

We will pay the principal of and premium, if any, and interest and liquidated damages, if any, on any certificated note that is due on that note’s maturity date, redemption date or repurchase date in immediately available funds against presentation of that certificated note at the corporate trust office of the trustee in The City of New York, which on the date of this prospectus supplement, is located at 4 New York Plaza (15th Floor), New York, New York 10004. Alternatively, we will make this payment at any other office or agency of the trustee in The City of New York that the trustee may designate to you in writing. However, if this payment is to be made by wire transfer, the trustee must have received appropriate wire transfer instructions in writing from you at least two business days prior to the relevant date.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to registered holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Replacement of Notes

In case any note is mutilated, destroyed, lost or stolen, we will execute and, upon our request, the trustee will authenticate and deliver, a new note with identical terms and provision and in a like principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on that note, in exchange for or in lieu of that old note. In case that old note is destroyed, lost or stolen, the applicant for a substituted note must furnish to us and the trustee a security or indemnity as we and the trustee may require. In addition, in every case of destruction, loss or theft of a note, the applicant must also furnish to us and the trustee satisfactory evidence of destruction, loss or theft and of ownership of the note.

Upon the issuance of any substituted note, we and the trustee may require applicants for substituted notes to cover our expenses. In case a note has matured or is about to mature and is mutilated, destroyed, lost or stolen, we may, instead of issuing a substitute note, pay or authorize the payment of the note, without surrender of the note except in the case of a mutilated note, upon compliance by the holder with the requirement above.

Trustee, Paying Agent and Conversion Agent

The trustee under the indenture is The Bank of New York, as successor to JPMorgan Chase Bank, N.A. We and our subsidiaries maintain banking and other service relationships with The Bank of New York.

The indenture contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest, as defined in the Trust Indenture Act, after a default has occurred and is continuing, it must eliminate such conflict within 90 days or apply to the SEC for permission to continue or resign.

Governing Law

The indenture and the notes are governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

Additional Information

Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge by writing to Prudential Financial, Inc., 751 Broad St., Newark, New Jersey 07102, Attention: Shareholder Services.

Registration Rights

We entered into a registration rights agreement with the Initial Purchasers of the notes for the benefit of the holders of the notes and the shares of our Common Stock issuable on conversion of the notes. Under this agreement we have filed with the SEC, at our cost, a shelf registration statement, of which this prospectus supplement is a part, covering resale of the notes and the shares of our Common Stock issuable on conversion of the notes. The shelf registration statement became effective upon filing on March 16, 2006.

We will use our commercially reasonable efforts to keep the shelf registration statement effective after its effective date until the earlier of: (1) the sale pursuant to the shelf registration statement of all of the notes and any shares of our Common Stock issuable upon conversion of the notes; (2) the expiration of the holding period applicable to the notes and the shares of our Common Stock issuable upon conversion of the notes held by non-affiliates of Prudential Financial under Rule 144(k) under the Securities Act, or any successor provision; and (3) the date on which all of the notes and any shares of our Common Stock issued upon conversion of the notes (i) cease to be outstanding or (ii) have been resold pursuant to Rule 144 under the Securities Act.

We have the right to suspend use of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods of time for any bona fide reason, including pending corporate developments and public filings with the SEC and similar events for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. If we fail to keep the shelf registration statement effective or usable in accordance with and during the periods specified in the registration rights agreement, other than the periods during which we are permitted to suspend registration or the use of the prospectus that is part of the shelf registration statement, then we will pay liquidated damages to all holders of notes, in respect of each $1,000 principal amount of notes outstanding, at a rate per annum equal to 0.25% of such principal amount. In no event will liquidated damages accrue at a rate per year exceeding 0.25%. So long as such unavailability continues, we will pay liquidated damages in cash to the same persons to whom interest on the notes is payable and at the same time as such payment. When such registration default is cured, accrued and unpaid liquidated damages through the date of cure will be paid in cash on the subsequent interest payment date. Holders of shares of our Common Stock issued in respect of the notes that have been transferred pursuant to the shelf registration statement or in accordance with Rule 144 or that are eligible for resale under Rule 144(k) will not be entitled to be included in the shelf registration statement covering resales. No liquidated damages will be payable in respect of Common Stock issued upon conversion of the notes.

A holder who elects to sell any notes or shares of Common Stock pursuant to the shelf registration statement:

•	is required to be named as selling securityholder in the related prospectus;

•	is required to deliver a prospectus to purchasers;

•	is subject to the civil liability provisions under the Securities Act in connection with any sales; and

•	is bound by the applicable provisions of the registration rights agreement, including indemnification obligations.

Upon receipt of the completed questionnaire, together with any other information as may be reasonably requested by us from a holder of notes, we will, as promptly as practicable but in any event within fifteen business days of receipt (or five business days after the expiration of any deferral period in effect when the questionnaire is delivered, if later), file the amendments to the shelf registration statement or supplements to this prospectus supplement as are necessary to permit the holder to deliver the prospectus supplement to purchasers of registrable securities (subject to our right to suspend the use of the registration statement or the prospectus as described above); provided that we will not be required to file more than one post-effective amendment to the shelf registration statement in any calendar quarter.

DESCRIPTION OF OUR COMMON STOCK

The following briefly summarizes the provisions of our amended and restated certificate of incorporation and amended and restated by-laws that would be important to holders of our Common Stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated by-laws, which are incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Information by Reference” for information about where you can obtain a copy of these documents.

Our Common Stock

We have authorized 1,500,000,000 shares of Common Stock with a par value of $0.01 per share. Our authorized capital also consists of 10,000,000 shares of another class of common stock, the Class B Stock. The Common Stock and the Class B Stock are separate classes of common stock under New Jersey corporate law. We are not offering any Class B Stock by means of this prospectus supplement. The Common Stock reflects the performance of the Financial Services Businesses and the Class B Stock reflects the performance of the Closed Block Business. As of February 28, 2007, approximately 468 million shares of Common Stock were outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock when issued upon conversion of the notes will be, fully paid and non-assessable. As of the date of this prospectus supplement, 2,000,000 shares of Class B Stock are outstanding, all of which are beneficially owned by American International Group, Inc. and Pacific Life Corp. References in this prospectus supplement to our Common Stock do not include Class B Stock.

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”.

Dividend Rights

Holders of Common Stock and of Class B Stock may receive cash dividends as declared by our board of directors out of funds legally available for that purpose, subject to the rights of any holders of any preferred stock. To the extent dividends are paid on the Class B Stock, shares of Class B Stock are repurchased or the Closed Block Business has net losses, the amount legally available for dividends on the Common Stock will be reduced.

In addition, payment of dividends is subject to the following additional conditions:

•

holders of Common Stock are entitled to receive dividends only out of the assets of the Financial Services Businesses that are legally available therefor under the New Jersey Business Corporation Act as if the Financial Services Businesses were a separate New Jersey corporation; and

•

holders of Class B Stock are entitled to receive dividends only out of the assets of the Closed Block Business that are legally available therefor under the New Jersey Business Corporation Act as if the Closed Block Business were a separate New Jersey corporation.

We have the right and expect to pay dividends on the Common Stock and Class B Stock in unequal amounts. We have the right to pay dividends on the Class B Stock without paying dividends on the Common Stock, as well as the right not to pay dividends on the Class B Stock even when funds legally available for dividends exist.

We will pay dividends on the Class B Stock in an aggregate amount per year that is at least equal to the lesser of (1) $19.25 million and (2) what we call the CB Distributable Cash Flow for the applicable year. We have, however, the flexibility to suspend dividends on the Class B Stock. If we do that despite the fact that CB Distributable Cash Flow exists for any period, then you, as a holder of Common Stock, will not receive dividends on your Common Stock for that period.

CB Distributable Cash Flow means, for any quarterly or annual period, the sum of

•

the excess of (a) the Surplus and Related Assets over (b) the “Required Surplus” applicable to the Closed Block Business within The Prudential Insurance Company of America, to the extent that The Prudential Insurance Company of America is able to distribute such excess as a dividend to Prudential Holdings, LLC (its immediate parent holding company, which is a wholly owned subsidiary of Prudential Financial) under New Jersey law without giving effect, directly or indirectly, to the “earned surplus” requirement of Section 17:27A-4c.(3) of the New Jersey Insurance Holding Company Systems Law, plus

•

any amount held by Prudential Holdings, LLC allocated to the Closed Block Business in excess of remaining debt service payments on the IHC debt. For purposes of the foregoing, “Required Surplus” means the amount of surplus applicable to the Closed Block Business within The Prudential Insurance Company of America that would be required to maintain a quotient (expressed as a percentage) of (a) the “Total Adjusted Capital” applicable to the Closed Block Business within The Prudential Insurance Company of America (including any applicable dividend reserves) divided by (b) the “Company Action Level RBC” applicable to the Closed Block Business within The Prudential Insurance Company of America, equal to 100%, where “Total Adjusted Capital” and “Company Action Level RBC” are as defined in the regulations promulgated under the New Jersey Dynamic Capital and Surplus Act of 1993. These amounts will be determined according to statutory accounting principles.

Voting Rights

Each share of Common Stock and each share of Class B Stock gives the respective owner of record one vote on all matters submitted to a shareholder vote. The Common Stock and the Class B stock vote together as a single class on all matters submitted to a shareholder vote, except as otherwise required by law and except that the holders of the Class B Stock have certain class voting or consent rights, including as noted below. Accordingly, the holders of a majority of the outstanding shares of Common Stock and Class B Stock voting for the election of directors can elect all of the directors if they choose to do so, subject to any voting rights granted to holders of preferred stock.

Actions requiring approval of shareholders will generally require approval by a majority vote at a meeting at which a quorum is present. Our amended and restated by-laws provide that, except as otherwise set forth in our amended and restated certificate of incorporation, the holders of 25% of the shares entitled to cast votes at a meeting constitute a quorum. Our amended and restated certificate of incorporation initially specifies a quorum of 25% of the shares entitled to cast votes at a meeting of shareholders. The amended and restated certificate of incorporation further provides that, in the event that the holders of at least the percentage of shares entitled to cast votes at a meeting of shareholders set forth in Column A below are present or represented at a meeting of shareholders, the quorum shall be increased to the percentage listed in Column B below, effective commencing the next succeeding annual or special meeting of shareholders:

Column A	Column B
25%	25%
35%	30%
45%	40%
55%	50%

Following our annual meeting of shareholders in 2002, this quorum has increased to 40% from 25%.

In addition to any class voting rights provided by law, holders of the Class B Stock are entitled to vote as a class with respect to:

•	any proposal by our board of directors to issue

(1)	shares of Class B Stock in excess of an aggregate of two million outstanding shares, other than issuances pursuant to a stock split or stock dividend paid ratably to all holders of Class B Stock,

(2)	any shares of preferred stock that are exchangeable for or convertible into Class B Stock, or

(3)	any debt securities, rights, warrants or other securities that are convertible into, exchangeable for, or provide a right to acquire shares of, Class B Stock; or

•

the approval of the actuarial or other competent firm selected for purposes of determining the Fair Market Value of the Class B Stock in connection with any exchanges or conversions discussed below under “—Exchange and Conversion of Class B Stock”.

In addition, pursuant to the subscription agreement for the Class B Stock, the approval or consent of the holders of the Class B Stock is required for various matters affecting the Class B Stock or the Closed Block Business, including material changes in the investment policies for the Surplus and Related Assets. The approvals or consents of the Class B stockholders require the approval of the shares having a majority of the voting power of the Class B Stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of Prudential Financial, the holders of Common Stock and any Class B Stock will be entitled to receive a proportionate share in our net assets that remain after paying all liabilities and the liquidation preferences of any preferred stock.

This proportionate share will be determined as follows:

•

If no Class B Stock is outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock will be entitled to an equal share of any net assets of Prudential Financial after paying all of our liabilities and the liquidation preference of any preferred stock.

•

If shares of Class B Stock are outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock and of Class B Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units of each class. The formula below explains the computation of liquidation units.

In the second case, where shares of Class B Stock are outstanding, each share of Common Stock will have one liquidation unit. Each share of Class B Stock will have a number of liquidation units (including a fraction of one liquidation unit) that is equal to the quotient (rounded to the nearest five decimal places) of (i) the issuance price per share of the Class B Stock divided by (ii) the average market value of one share of Common Stock during the 20 consecutive trading day period ending on (and including) February 16, 2002. During this 20-day period, the Common Stock had an average market value, as reported by Bloomberg, of $30.90 per share. Accordingly, each share of Common Stock has one liquidation unit and each share of Class B Stock has 2.83172 liquidation units; that is, the issuance price of $87.50 divided by $30.90.

Neither a merger nor a consolidation of us with any other entity, nor a sale, transfer or lease of all or any part of our assets would alone be deemed a liquidation, dissolution or winding-up for these purposes.

Pre-emptive Rights

Holders of our Common Stock and of our Class B Stock have no pre-emptive rights with respect to any shares of capital stock that we may issue in the future.

Shareholder Rights Plan

The following is a summary of the material terms of our shareholder rights agreement and each statement is qualified in its entirety by reference to the shareholder rights agreement, which is incorporated by reference herein. See “Incorporation of Information by Reference” for information about where you can obtain a copy of the shareholder rights agreement.

On December 18, 2001, our shareholder rights agreement became effective. The shareholder rights plan does not apply to any share of Class B Stock. Our transfer agent, Computershare Limited, is the rights agent under the shareholder rights agreement. The shareholder protection rights will not prevent a takeover of us. However, the rights may render an unsolicited takeover of us more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer shareholders the opportunity to sell their shares at a price above the prevailing market rate and/or may be favored by a majority of the shareholders.

Right to Purchase Preferred Stock. Under the shareholder rights agreement, each outstanding share of Common Stock is coupled with one shareholder protection right. Each right initially entitles the holder to purchase 1/1000 of a share of a series of our preferred stock upon payment of the exercise price, which the board has initially set at $110 per right, subject to adjustment from time to time.

Exercise of Protection Rights. The shareholder protection rights are not exercisable until the distribution date, when they will become transferable separately from the Common Stock. The distribution date is the earlier of:

•

the tenth business day after the first public announcement that a person or group has become the beneficial owner of 10% or more of the total voting power of all of our outstanding capital stock or such earlier or later date as determined by our board of directors. The rights plan refers to the day of public announcement as the “stock acquisition date” and the person or group as an “acquiring person”; or

•	the tenth business day after the commencement of a tender or exchange offer for 10% or more of the total voting power of all of our outstanding capital stock.

If any person or group becomes an acquiring person, instead of thousandths of shares of preferred stock, each shareholder protection right will then generally represent the right to receive upon exercise an amount of Common Stock having a market value equal to twice the exercise price. If after a stock acquisition date we are acquired in a merger or other business combination or 50% or more of our consolidated assets or earnings power are sold or transferred, each shareholder protection right will then represent the right to receive upon exercise an amount of Common Stock of the acquiring person having a value equal to twice the exercise price. In addition, at any time after any person or group becomes an acquiring person but before it becomes the beneficial owner of 50% or more of the outstanding Common Stock, our board of directors may exchange all or part of the shareholder protection rights for Common Stock at an exchange ratio of 1:1.

Redemption and Expiration of Protection Rights. Our board of directors may redeem the shareholder protection rights only in whole, for one cent ($0.01) per right at any time until the tenth business day after the stock acquisition date. Unless redeemed earlier, the protection rights will expire on December 18, 2011.

Exchange and Conversion of Class B Stock

The Common Stock is not convertible.

Exchange. We may, at our option, at any time, exchange all outstanding shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value, discussed below, equal to 120% of the appraised “Fair Market Value”, discussed below, of the outstanding shares of Class B Stock.

Conversion by Holders of Class B Stock Following Closed Block Disposition or Change of Control. If (1) we sell or otherwise dispose of all or substantially all of the Closed Block Business or (2) a “change of control”, as defined below, of Prudential Financial occurs, we must exchange all outstanding shares of Class B stock into that number of shares of Common Stock which have an aggregate average market value of 120% of the appraised Fair Market Value of such shares of Class B Stock.

Discretionary and Tax Event Conversion by Holders of Class B Stock. Holders of Class B Stock may convert their shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value equal to 100% of the appraised Fair Market Value of the outstanding shares of Class B Stock

(1)	in the holder’s sole discretion, in the year 2016 or at any time thereafter, and

(2)	at any time if (a) the Class B Stock will no longer be treated as equity of Prudential Financial for U.S. federal income tax purposes or (b) the New Jersey Department of Banking and Insurance amends, alters, changes or modifies the regulation of the Closed Block, the Closed Block Business, the Class B Stock or the IHC debt in a manner that materially adversely affects the CB Distributable Cash Flow.

In no event, however, may a holder of Class B Stock convert shares of Class B Stock to the extent such holder immediately upon such conversion, together with its affiliates, would be the “beneficial owner”, as defined under the Exchange Act, of in excess of 9.9% of the total outstanding voting power of our voting securities. In the event a holder of shares of Class B Stock requests to convert shares pursuant to clause (2)(a) above, we may elect, instead of effecting such conversion, to increase the Target Dividend Amount to $12.6875 per share per annum retroactively from the time of issuance of the Class B Stock.

Conversion upon Material Transactions Affecting Common Stock. In the event of any reclassification, recapitalization or exchange of, or any tender offer or exchange offer for, the outstanding shares of Common Stock, including by merger, consolidation or other business combination, as a result of which shares of Common Stock are exchanged for or converted into another security which is both registered under the Exchange Act and publicly traded, then the Class B Stock will remain outstanding, unless exchanged by virtue of a “change of control” occurring or otherwise, or otherwise converted, and, in the event 50% or more of the outstanding shares of Common Stock are so exchanged or converted, holders of outstanding Class B Stock will be entitled to receive, in the event of any subsequent exchange or conversion, the securities into which the Common Stock has been exchanged or converted by virtue of such reclassification, recapitalization, merger, consolidation, tender offer, exchange offer or other business combination. If, in the event of any reclassification, recapitalization or exchange, or any tender or exchange offer for, the outstanding shares of Common Stock, including by merger, consolidation or other business combination, as a result of which a majority of the outstanding shares of Common Stock are converted into or exchanged or purchased for either cash or securities which are not public securities, or a combination thereof, the holders of Class B Stock will be entitled to receive cash and/or securities of the type and in the proportion that such holders of Class B Stock would have received if an exchange or conversion of the Class B Stock had occurred immediately prior to the conversion, exchange or purchase of a majority of the outstanding shares of Common Stock and the holders of Class B Stock had participated as holders of Common Stock in such conversion, exchange or purchase. The amount of cash and/or securities payable upon such exchange or conversion will be calculated based upon the Fair Market Value of the Class B Stock as of the date on which the Common Stock was exchanged, converted or purchased and will be multiplied by 120%.

Definitions. For purposes of all exchanges and conversions,

•	“Average market value” of the Common Stock will be determined during a specified 20 trading day period preceding the time of the exchange or conversion.

•	“Change of control” means the occurrence of any of the following events, whether or not approved by our board of directors:

(a)	(i) any person(s), excluding us and specified related entities, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of our then outstanding equity securities; or (ii) we merge with, or consolidate with, another person or dispose of all or substantially all of our assets to any person, other than, in the case of either clause (i) or (ii), any transaction where immediately after such transaction the persons that beneficially owned immediately prior to the transaction our then outstanding voting equity securities beneficially own more than 50% of the total voting power of the then outstanding voting securities of the surviving person; or

(b)

during any year or any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors, together with any new directors whose election by such board of directors or whose nomination for election by our shareholders was approved by a vote of a majority of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason, other than pursuant to (x) a proposal or request that the board of directors be changed as to which the holder of the Class B Stock seeking the conversion has participated or assisted or is participating or assisting or (y) retirements in the ordinary course, to constitute a majority of the board of directors then in office.

•

“Fair Market Value” of the Class B Stock means the fair market value of all of the outstanding shares of Class B Stock as determined by appraisal by a nationally recognized actuarial or other competent firm independent of and selected by our board of directors and approved by the holders of a majority of the outstanding shares of Class B Stock. Fair Market Value will be the present value of expected future cash flows to holders of the Class B Stock, reduced by any payables to the Financial Services Businesses. Future cash flows will be projected consistent with the policy, as described in the plan of reorganization relating to the demutualization, for the board of directors of The Prudential Insurance Company of America to declare policyholder dividends based on actual experience in the Closed Block. Following the repayment in full of the IHC debt, these cash flows shall be the excess of statutory surplus applicable to the Closed Block Business over Required Surplus, as defined in the definition of “CB Distributable Cash Flow”, for each period that would be distributable as a dividend under New Jersey law if the Closed Block Business were a separate insurer. These cash flows will be discounted at an equity rate of return, to be estimated as a risk-free rate plus an equity risk premium. The risk-free rate will be an appropriate ten-year U.S. Treasury rate reported by the Federal Reserve Bank of New York. The equity risk premium will be 8 1/4% initially, declining evenly to 4% over the following 21 years and remaining constant thereafter. Fair Market Value will be determined by appraisal as of a specified date preceding the time of the exchange or conversion.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

A number of provisions of our amended and restated certificate of incorporation and amended and restated by-laws concern corporate governance and the rights of shareholders. Some provisions, including those granting our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock without shareholder approval, may be viewed as having an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that some shareholders may consider to be in their best interests. To the extent takeover attempts are discouraged, fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited.

The amended and restated certificate of incorporation and the amended and restated by-laws have provisions that also could delay or frustrate the removal of directors from office or the taking of control by shareholders, even if that action would be beneficial to shareholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they were favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock.

The following is a summary of the material terms of these provisions of our amended and restated certificate of incorporation and amended and restated by-laws. The statements below are only a summary, and we refer you to the amended and restated certificate of incorporation and amended and restated by-laws, which are incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Information by Reference” for information about where you can obtain a copy of these documents.

Classified Board of Directors; Number of Directors; Removal; Vacancies

On June 7, 2005, our shareholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation to provide for the phased elimination over three years of the Company’s classified board of directors. These amendments are referred to herein as the “declassification amendment”. Prior to the declassification amendment, our amended and restated certificate of incorporation provided that our directors be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes served staggered terms, so that the term of one class of directors expired each year. As a result of this provision, at least two annual meetings of shareholders were required for shareholders to change a majority of our board of directors. Commencing at our 2005 annual meeting of shareholders, directors were elected for terms of one year, except that any director in office at the 2005 annual meeting of shareholders whose term expires at the annual meeting of shareholders held in calendar year 2006 or calendar year 2007 will continue to hold office until the end of the term for which such director was elected and until such director’s successor is elected and qualified.

Our amended and restated by-laws provide that the board of directors consists of not less than 10 nor more than 24 members, with the exact number to be determined by the board of directors from time to time. Effective upon the adoption of the declassification amendment, our amended and restated by-laws were amended to reflect the phased declassification of our board of directors. Prior to their amendment, our amended and restated by-laws permitted removal of directors only for cause and required (unless otherwise required by law) the affirmative vote of at least 80% of the votes cast at a meeting of the shareholders provided that at least 50% of the outstanding shares approved. Upon adoption of the declassification amendment, the amended and restated by-laws were amended so that these requirements will continue to apply to the Class II and Class III directors during the remainder of their terms expiring in 2006 and 2007, respectively. The amended and restated by-laws were also amended to (1) provide that the directors elected at the 2005 annual meeting of shareholders and thereafter will be removable “with or without cause” upon the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present and (2) delete the supermajority voting requirements applicable to the classification of directors so that, if shareholders in the future wish to reestablish a classified board of directors, such reestablishment would need the affirmative vote of only a majority of the votes cast at a meeting at which a quorum is present.

Unless otherwise required by law, vacancies on the board of directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may only be filled by an affirmative vote of a majority of the directors then in office or by a sole remaining director. This requirement will make it more difficult to change the board of directors and will promote the continuity of existing management.

Limitations on Call of Special Meetings of Shareholders

The amended and restated by-laws provide that special meetings of shareholders may only be called by the chairman of the board of directors, the chief executive officer, the president, or the board of directors or shareholders representing at least 25% of the shares outstanding.

Limitation on Written Consent of Shareholders

The amended and restated certificate of incorporation generally provides that action by holders of Common Stock cannot be taken by written consent without a meeting unless such written consents are signed by all shareholders entitled to vote on the action to be taken.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings

Our amended and restated by-laws establish advance notice procedures for shareholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of shareholders. These procedures require that notice of such shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, we must receive the notice at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the annual meeting of shareholders before the one in which the shareholder proposal is to be considered. The notice must contain information required by the amended and restated by-laws. These provisions make it procedurally more difficult for a shareholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

Supermajority Voting Requirement for Certain Amendments to the By-laws and Charter

Our amended and restated certificate of incorporation and amended and restated by-laws require the approval of at least 80% of the votes cast at a meeting of shareholders to amend certain provisions of the amended and restated certificate of incorporation and amended and restated by-laws, including those described in this section, provided, that the number of votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon. This requirement exceeds the majority vote that would otherwise be required under the New Jersey Business Corporation Act. This supermajority requirement will make it more difficult for shareholders to reduce the anti-takeover effects of the amended and restated certificate of incorporation and amended and restated by-laws.

Limitation of Liability and Indemnification Matters

Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation states that a director will not be held personally liable to us or any of our shareholders for damages for a breach of duty as a director except for liability based upon an act or omission:

•	in breach of the director’s duty of loyalty to us or our shareholders,

•	not in good faith or involving a knowing violation of law, or

•	resulting in receipt by such director of an improper personal benefit.

This provision prevents a shareholder from pursuing an action for damages for breach of duty against one of our directors unless the shareholder can demonstrate one of these specified bases for liability. The inclusion of this provision in the amended and restated certificate of incorporation may discourage or deter shareholders or management from bringing a lawsuit against a director for a breach of his or her duties, even though an action, if successful, might otherwise benefit us and our shareholders. This provision does not affect the availability of non-monetary remedies like an injunction or rescission based upon a director’s breach of his or her duty of care.

Amended and Restated By-Laws. Our amended and restated by-laws provide that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was a director or officer of us, or is or was serving at our request as a director or officer, employee or agent of another entity. This indemnification covers expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnified person in connection with such action, suit or proceeding. To receive indemnification, a person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests. In the case of any criminal action or proceeding, the indemnified person also must have had no reasonable cause to believe his or her conduct was unlawful. The amended and restated by-laws limit indemnification in cases when a person has been held liable to us.

Anti-Takeover Effect of New Jersey Business Corporation Act

New Jersey Shareholders Protection Act

We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the “Shareholders Protection Act”.

Generally, the Shareholders Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices or significant business operations in New Jersey, like us, from engaging in any “business combination” with any “interested stockholder” of that corporation for a period of five years following the time at which that stockholder became an “interested stockholder”. An exception applies if the business combination is approved by the board of directors before the stockholder becomes an “interested stockholder”. Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An “interested stockholder” is (1) any person that directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting stock of Prudential Financial; or (2) any “affiliate” or “associate” of ours that directly or indirectly beneficially owned 10% or more of the voting power of the then-outstanding stock of Prudential Financial at any time within a five-year period immediately prior to the date in question.

In addition, under the Shareholders Protection Act, we may not engage in a business combination with an interested stockholder at any time unless:

•	our board of directors approved the business combination prior to the time the stockholder became an interested stockholder;

•

the holders of two-thirds of our voting stock (which includes Common Stock and Class B stock) not beneficially owned by the interested stockholder affirmatively vote to approve the business combination at a meeting called for that purpose; or

•

the consideration received by the non-interested stockholders in the business combination meets the standards of the statute, which is designed to ensure that all other shareholders receive at least the highest price per share paid by the interested stockholder.

A New Jersey corporation that has publicly traded voting stock may not opt out of these restrictions.

Board Consideration of Certain Factors

Under the New Jersey Business Corporation Act, in discharging their duties, our directors may consider the effects that an action taken by us may have on interests and people in addition to our shareholders, such as employees, customers and the community. The directors may also consider the long-term as well as the short-term interests of us and our shareholders, including the possibility that these interests may best be served by our continued independence.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Limited.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

U.S. Treasury Circular 230 Notice

The tax discussions contained in this prospectus supplement were written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. These discussions were not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. tax penalties. Investors should consult their own tax advisors in determining the tax consequences to them of purchasing, owning, and disposing of notes and Common Stock, including the application in their particular circumstances of the U.S. tax considerations discussed below, as well as the application of state, local, foreign, or other tax laws and possible changes in tax laws.

The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and Common Stock into which the notes are convertible. The discussion is based on the Code, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under the U.S. federal income tax laws (such as financial institutions, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting, insurance companies, expatriates, tax-exempt organizations, persons that are, or hold their notes or Common Stock through, partnerships or other pass-through entities or U.S. persons who have a functional currency other than the U.S. dollar) or to persons that hold their notes or Common Stock as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, the discussion does not address any tax consequences other than U.S. federal income tax consequences. This summary deals only with holders that hold the notes and Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and only with Common Stock received upon conversion of notes pursuant to the terms of the indenture. No IRS ruling has been or will be sought by us regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

For purposes of this discussion, a “U.S. holder” means a beneficial owner (as determined for U.S. federal income tax purposes) of a note or Common Stock that is, or is treated as, one of the following:

•	a citizen or individual resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state therein;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” means any beneficial owner of a note (other than a partnership) that is not a “U.S. holder”.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a holder of a note or Common Stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

U.S. Holders

Interest.  U.S. holders of the notes will be taxed on interest paid under the notes as ordinary income at the time the interest is received or when it accrues, depending on the U.S. holder’s method of accounting for tax purposes.

Because (i) the notes have been issued to investors for a price of 99.125% of par, and (ii) investors have the right to require the redemption of the notes in whole or in part on December 12, 2007, the notes will be treated for U.S. federal income tax purposes as having been issued with original issue discount (“OID”) of 0.875%, of par, which amount a U.S. holder will be required to include in taxable ordinary income on a constant-yield basis over the period ranging from the issue date to December 12, 2007, regardless of the U.S. holders’ method of accounting for tax purposes. Accordingly, a U.S. holder will be required to include OID in taxable income in advance of the receipt of any cash payment in respect thereto. In addition, a U.S. holder’s tax basis in a note will be increased by any amounts of OID that accrued during the time the note was held by the U.S. holder.

In the case of a non-U.S. holder, OID will be treated as additional interest income and will not be subject to withholding, provided that the non-U.S. holder meets the conditions described in the prospectus supplement in “—Non-U.S. Holders—Notes.”

Sale, Repurchase, Redemption or Other Disposition of the Notes (Other than a Conversion).  Upon the sale, repurchase, redemption or other disposition of a note (other than a conversion which is described below), a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds or the fair market value of any property received on the sale, repurchase, redemption or other disposition (excluding any portion attributable to accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such Holder’s income) and (ii) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount paid for the note increased by any amounts of OID that accrued during the time the note was held by the U.S. holder. Capital gain of certain noncorporate U.S. holders is generally taxed at preferential rates where the holding period has been greater than one year. The deductibility of capital losses is subject to limitations.

Secondary market purchase of the notes.  If a U.S. holder purchases a note for an amount that differs from the adjusted issue price of the note at the time of purchase, the U.S. holder generally must take such difference into account over the remaining term of the note for federal income tax purposes.

If a U.S. holder purchases a note for an amount in excess of the note’s adjusted issue price, such excess may constitute bond premium that is generally amortized over the remaining term of the note. The extent to which such excess is attributable to the note’s conversion feature does not constitute bond premium. Additionally, if a note is purchased by a U.S. holder for an amount in excess of the note’s adjusted issue price, the amount of OID that otherwise would be required to be recognized by the holder may be reduced or eliminated. If a U.S. holder purchases a note for an amount that is less than the note’s adjusted issue price, such difference may constitute market discount that generally must accrue over the lifetime of the note. In this case, any gain upon the subsequent sale or other disposition of the note is generally ordinary gain to the extent of the accrued market discount.

Certain U.S. holders will receive IRS Forms 1099-OID reporting interest accruals on their note. Those Forms will not, however, reflect the effect of any requirements under federal tax rules to allocate income or deductions resulting from the U.S. holder’s purchasing of the note in the secondary market for an amount other than the adjusted issue price of the note.

Each U.S. holder is urged to consult its tax advisor as to impact of purchasing a note in the secondary market.

Conversion.  The tax treatment of the conversion of the notes into Common Stock and cash is uncertain. U.S. holders should consult their tax advisors to determine the correct treatment of such conversion.

Possible treatment as part conversion and part redemption. The conversion of notes into Common Stock and cash may be treated as in part a conversion into stock and in part a payment in redemption of a portion of the note. In that event, U.S. holders would not recognize any income, gain or loss with respect to the portion of the note considered to be converted into stock, except with respect to any cash received in lieu of a fractional share of stock and any amounts attributable to accrued but unpaid interest. If cash is received in lieu of a fractional share of stock, a U.S. holder would be treated as if the U.S. holder received the fractional share and then redeemed it for cash. Accordingly, a U.S. holder generally would recognize capital gain or loss with respect to the receipt of cash in lieu of a fractional share measured by the difference between the cash received for the fractional share and the adjusted tax basis in the fractional share. A U.S. holder’s adjusted tax basis in the stock received upon conversion generally would be equal to the portion of the adjusted tax basis in the note allocable to the portion of the note deemed converted (less the basis allocable to any fractional share for which cash is received), except that, to the extent any stock is deemed allocable to accrued but unpaid interest, the basis in such stock will equal its fair market value. The holding period for such Common Stock generally would include the period during which the note was held.

With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the note, a U.S. holder generally would recognize capital gain or loss equal to the difference between the amount of cash received and the adjusted tax basis allocable to such portion of the note. Capital gain of certain non-corporate U.S. holders is generally taxed at preferential rates where the holding period has been greater than one year. The deductibility of capital losses is subject to limitations.

Possible treatment as a recapitalization.  The conversion of notes into Common Stock and cash may instead be treated in its entirety as a recapitalization for U.S. federal income tax purposes, in which case a U.S. holder would be required to recognize gain on the conversion but would not be allowed to recognize any loss. Accordingly, such tax treatment may be less favorable than if the conversion were treated as part conversion and part redemption, as described above. If the conversion constitutes a recapitalization, a U.S. holder generally would recognize gain (but not loss) in an amount equal to the lesser of (excluding amounts attributable to accrued but unpaid interest):

(i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares) plus the fair market value of Common Stock received (treating fractional shares as received for this purpose) in the exchange over (B) the U.S. holder’s adjusted tax basis in the note; or

(ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares).

With respect to cash received in lieu of a fractional share of Common Stock, such cash would be treated as if the U.S. holder received the fractional share and then redeemed it for cash (and capital gain or loss would be recognized in an amount equal to the difference between (i) the amount of cash received in lieu of the fractional share and (ii) the portion of adjusted tax basis in the note allocated to the fractional share). A U.S. holder would have an aggregate tax basis in the Common Stock received in the conversion equal to the aggregate tax basis of the notes converted (less any basis allocable to any fractional shares deemed received in the conversion), decreased by the aggregate amount of cash (other than cash in lieu of fractional shares) received upon conversion and increased by the aggregate amount of gain (if any) recognized upon conversion, other than gain realized as a result of cash received in lieu of fractional shares and excluding amounts attributable to accrued but unpaid interest. A U.S. holder would have a holding period for such Common Stock received that includes the period during which the note was held. Capital gain of certain noncorporate U.S. holders is generally taxed at preferential rates where the holding period has been greater than one year. The deductibility of capital losses is subject to limitations.

Adjustment to the Conversion Price.  The price at which the notes are convertible into shares of Common Stock is subject to adjustment under certain circumstances as described under “Description of the Notes—Conversion Rights—Conversion Price Adjustments”. The holder of a note may be deemed to have received a constructive distribution includable in income in the manner described under “—U.S. Holders—Dividends” and “—Non-U.S. Holders—Notes” below if, and to the extent that, certain adjustments in the conversion price (e.g., adjustments in respect of taxable dividends to our stockholders) increase the proportionate interest of the holder in our assets or earnings and profits. The holder of a note will be deemed to have received such a constructive distribution even if the holder does not receive any cash or property as a result of such adjustment and regardless of whether or not such holder ever exercises its conversion privilege. Any such constructive distribution will be taxable as a dividend, return of capital or capital gain in accordance with the tax rules generally applicable to corporate distributions, but may not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders or to the dividends-received deduction applicable to certain dividends paid to corporate holders. Generally, a U.S. holder’s tax basis in the notes will be increased to the extent of any such constructive distribution treated as a dividend. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution.

If there is an adjustment (or a failure to make adjustment) to the conversion price that increases the proportionate interest of the holders of outstanding Common Stock in our assets or earnings and profits, such increase may result in a deemed dividend to a holder of our Common Stock, including Common Stock acquired upon conversion of the notes.

You are urged to consult your tax advisor with respect to the U.S. federal income tax consequences resulting from the exchange of your notes into a combination of cash and Common Stock.

Dividends. A distribution to a U.S. holder on our Common Stock that is made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includable in income by such U.S. holder. Distributions not paid out of current or accumulated earnings and profits generally will be treated first as a return of capital to the extent of a U.S. holder’s tax basis in the Common Stock on which the distribution was made, and then as capital gain to the extent the distribution exceeds such tax basis. Provided that certain holding period and other requirements are satisfied by a U.S. holder, our distributions to such U.S. holder that are taxable as dividends will be, (i) in the case of a corporate U.S. holder, eligible for the dividends received deduction and, (ii) in the case of dividends paid in taxable years beginning on or before December 31, 2010, eligible to be treated by individual U.S. holders as “qualified dividend income”, which is taxable at the rates generally applicable to long-term capital gains.

Sale, Exchange or Other Disposition of Common Stock. Upon a sale, exchange or other disposition of Common Stock, a U.S. holder generally will recognize taxable capital gain or loss in an amount equal to the difference between (i) the aggregate amount realized upon such sale, exchange or other disposition and (ii) such U.S. holder’s aggregate tax basis in such Common Stock at the time of its disposition. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period with respect to such Common Stock is more than one year at the time of its disposition. Capital gain of certain non-corporate U.S. holders is generally taxed at preferential rates where the holding period has been greater than one year. The deductibility of capital losses is subject to limitations. Accrued market discount in the notes may carry over into Common Stock received upon conversion of the notes, in which case any gain recognized upon disposition of the Common Stock will be treated as ordinary income to the extent any such accrued market discount has not been previously included in income.

Information Reporting and Backup Withholding. Interest paid or accrued on a note, distributions with respect to the Common Stock, as well as the proceeds from a sale, exchange or other disposition of a note or the Common Stock generally will be subject to information reporting. In addition, such amounts may be subject to backup withholding (currently imposed at a rate of 28%) if a U.S. holder fails to provide its correct taxpayer identification number or to make required certifications, or has been notified by the IRS that it is subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be credited against a U.S. holder’s U.S. federal income tax liability. If backup withholding results in an overpayment of taxes, a U.S. holder may obtain a refund or credit, provided that the U.S. holder furnishes the required information to the IRS.

Non-U.S. Holders

The following is a summary of certain material U.S. federal tax consequences that will apply to non-U.S. holders of notes and Common Stock. Special rules may apply to controlled foreign corporations or passive foreign investment companies for U.S. federal income tax purposes. Those special rules are not discussed in this summary.

Notes. Payments on a note made to a non-U.S. holder, including a payment of our Common Stock pursuant to a conversion, and any gain realized on a sale or exchange of the note, generally will not be subject to U.S. federal income tax or U.S. withholding tax, unless the non-U.S. holder:

•	holds the note in connection with the conduct of a U.S. trade or business as described below under “—Income Effectively Connected with a U.S. Trade or Business”;

•

actually or constructively owns 10% or more of the total combined voting power of all classes of our voting stock (treating, for such purpose, notes held by a non-U.S. holder as having been converted into our Common Stock);

•	is a “controlled foreign corporation” that is directly or indirectly related to us;

•	is a bank that acquired a note in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•	is an individual who is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met; or

•	fails to properly certify to us or our paying agent as to its non-U.S. status (generally on IRS Form W-8BEN).

If a non-U.S. holder of a note were deemed to have received a constructive dividend (see “—U.S. Holders—Adjustment to the Conversion Price” above), however, the non-U.S. holder would generally be subject to U.S. withholding tax at a rate of 30% on the amount of such dividend. We may satisfy the withholding requirement by reducing the interest payable to such non-U.S. holder by a corresponding amount. The withholding tax rate may be subject to reduction (i) by an applicable treaty if the non-U.S. holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits or (ii) upon the receipt of an IRS Form W-8ECI from a non-U.S. holder claiming that the constructive dividend on the notes is effectively connected with the conduct of a U.S. trade or business (and where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment).

Common Stock. Dividends paid to a non-U.S. holder of Common Stock will generally be subject to U.S. withholding tax at a rate of 30%, which may be subject to reduction (i) by an applicable treaty if the non-U.S. holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits or (ii) upon the receipt of an IRS Form W-8ECI from a non-U.S. holder claiming that the dividends are effectively connected with the conduct of a U.S. trade or business (and where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment).

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of Common Stock unless:

•	the non-U.S. holder holds the Common Stock in connection with the conduct of a U.S. trade or business as described below under “—Income Effectively Connected with a U.S. Trade or Business”;

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year in which gain is realized and certain other conditions are met;

•	the non-U.S. holder fails to properly certify to us or our paying agent as to its non-U.S. status (generally on IRS Form W-8BEN); or

•

we are or have been a U.S. real property holding corporation (as defined in the Code) at any time during the shorter of the five-year period preceding such disposition and the non-U.S. holder’s holding period in the Common Stock, and (i) the non-U.S. holder owns, or is deemed to own, more than 5% of our Common Stock or on the date of acquisition of the notes owns notes with a fair market value of more than 5% of the fair market value of our Common Stock, or (ii) our Common Stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation.

Income Effectively Connected with a U.S. Trade or Business. If a non-U.S. holder of a note or our Common Stock is engaged in a trade or business in the United States, and if interest on the notes, dividends on the Common Stock, gain realized on the sale, exchange, conversion or other disposition of the notes, or gain realized on the sale or exchange of our Common Stock is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular U.S. federal income tax on such interest, dividends or gain in the same manner as if it were a U.S. holder. In addition, if such a non-U.S. holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding. A non-U.S. holder not otherwise subject to U.S. income or withholding tax may nonetheless be subject to information reporting and backup withholding (currently imposed at a rate of 28%) with respect to interest paid or accrued on a note, with respect to actual or constructive distributions on the Common Stock and with respect to amounts realized on the disposition of a note or Common Stock, unless the non-U.S. holder provides the applicable IRS Form W-8 or otherwise establishes an exemption from backup withholding. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether such an investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans subject to ERISA, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (“Plans”), from engaging in certain transactions involving “plan assets” (within the meaning of ERISA) with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plans. As a result of our business, we or one of our affiliates or subsidiaries may be a Party in Interest with respect to certain Plans. As a result, the purchase, holding or disposition of the notes (including, if applicable a conversion, resale, redemption or repurchase of the notes) by or on behalf of the Plan may be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, which may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable exemption (as described below) or there is some other basis on which the transaction is not prohibited.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief available under (i) a Prohibited Transaction Class Exemption (“PTCE”), including PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, issued by the U.S. Department of Labor, (ii) Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code or (iii) there is some other basis on which the purchase and holding of the notes by the Plan or the Plan Asset Entity is not prohibited. Any purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing the notes on behalf of or with “plan assets” of any Plan or (b) its purchase, holding and disposition of the notes (including, if applicable a conversion, resale, redemption or repurchase of the notes) is eligible for the exemptive relief available under one or more PTCEs including PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, or such purchase, holding and disposition is otherwise not prohibited.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents. Fiduciaries or other persons considering purchasing the notes on behalf of such a plan should consult with their counsel regarding these other applicable laws, rules or documents.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of a Plan, a Plan Asset Entity or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code.

SELLING SECURITYHOLDERS

We originally issued the notes covered by this prospectus supplement to the initial purchasers in a private placement on December 12, 2006. The notes were resold by the initial purchasers to “qualified institutional buyers” under Rule 144A under the Securities Act. Selling securityholders may from time to time offer and sell pursuant to this prospectus supplement the notes listed below and the underlying Common Stock issued upon conversion of the notes. When we refer to the “selling securityholders” in this prospectus supplement, we mean those persons listed in the table below as well as the pledgees, donees, assignees, transferees, successors of or from any such selling securityholders and others who later hold any of the selling securityholders’ interests.

The following table sets forth information as of April 10, 2007 about the principal amount of notes and the underlying Common Stock beneficially owned by each selling securityholder that each such selling securityholder may offer and sell from time to time using this prospectus supplement.

We prepared this table based on the information supplied to us by the selling securityholders named in the table. The selling securityholders listed in the table below may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date on which the information is presented in the table below. Information about the selling securityholders may change over time. Any such changed information will be set forth in additional prospectus supplements and/or amendments to the shelf registration statement of which this prospectus supplement is a part.

Because the selling securityholders may offer all or some of their notes or the underlying Common Stock from time to time, we cannot estimate the amount of the notes or the underlying Common Stock that will be held by the selling securityholders upon the termination of any particular offering. See “Supplemental Plan of Distribution”.

None of the named selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.

Selling securityholders may be deemed to be “underwriters” under the Securities Act. Any profits realized by selling securityholders may be deemed to be underwriting discounts and commissions.

Name	Principal Amount of Notes Beneficially Owned Prior to this Offering	Principal Amount of Notes Offered	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Number of Shares of Common Stock Offered(1)	Principal Amount of Notes Owned After Completion of Offering(2)	Number of Shares of Common Stock Owned After Completion of Offering(2)
Acuity Master Fund Ltd.	8,200,000	8,200,000	78,689		78,689	0	0
Bancroft Fund Ltd. (3)	3,000,000	3,000,000	28,789		28,789	0	0
Basso Fund Ltd. (4)	1,500,000	1,500,000	23,561	(5)	14,394	0	9,167	(5)
Basso Holdings Ltd. (4)	21,590,000	21,590,000	337,604	(6)	207,182	0	130,422	(6)
Basso Multi-Strategy Holding Fund Ltd. (4)	5,560,000	5,560,000	80,433	(7)	53,355	0	27,078	(7)
Black River Convertible Bonds and Derivatives Fund Limited	117,500,000	117,500,000	1,127,554		1,127,554	0	0
BMO Nesbitt Burns Inc. (8)	20,000,000	20,000,000	191,924		191,924	0	0
BNP Paribas Arbitrage	107,500,000	107,500,000	1,031,592		1,031,592	0	0
Canadian Imperial Holdings Inc. (9)(10)	50,000,000	50,000,000	479,810		479,810	0	0
Citigroup Global Markets Inc. (8)(11)	243,000,000	243,000,000	2,350,955	(12)	2,331,877	0	19,078	(12)
CGNU Life Fund	1,500,000	1,500,000	14,394		14,394	0	0
CMH Strategies	240,000	240,000	2,303		2,303	0	0
CNH CA Master Account, L.P. (13)	5,000,000	5,000,000	47,981		47,981	0	0
Commercial Union Life Fund	1,800,000	1,800,000	17,273		17,273	0	0
CQS Convertible and Quantitative Strategies Master Fund Limited	55,000,000	55,000,000	527,791		527,791	0	0
Credit Industriel ET Commercial	15,000,000	15,000,000	143,943		143,943	0	0
Credit Suisse Securities (USA) LLC	27,000,000	27,000,000	420,208	(14)	259,097	0	161,111	(14)
Dexia Asset Management on behalf of Dexia Money GM	4,000,000	4,000,000	38,385		38,385	0	0
Dexia Asset Management on behalf of Rémuris	1,500,000	1,500,000	14,394		14,394	0	0
Dexia Court Ferme	4,000,000	4,000,000	38,385		38,385	0	0
Dexia Money 3M	25,000,000	25,000,000	239,905		239,905	0	0
Ellsworth Fund Ltd. (3)	3,000,000	3,000,000	28,789		28,789	0	0
Five Sticks, L.P. (4)	1,350,000	1,350,000	12,955		12,955	0	0
The Global Convertible Opportunities Fund Limited (15)	3,000,000	3,000,000	28,789		28,789	0	0
Goldman Sachs & Co. Profit Sharing Master Trust (10) (16)	885,000	885,000	8,596		8,493	0	103
Government of Singapore Investment Corporation Pte Ltd	4,170,000	4,170,000	779,479		40,016		739,463
HBK Master Fund L.P. (10)(17)	25,000,000	25,000,000	239,905		239,905	0	0
IIU Convertible Arbitrage Fund Limited (18)	560,000	560,000	5,374		5,374	0	0
IIU Convertible Fund plc (18)	8,800,000	8,800,000	84,447		84,447	0	0
Inflective Convertible Opportunity Fund I, Ltd. (10)(19)	5,500,000	5,500,000	52,779		52,779	0	0
Inflective Convertible Opportunity Fund I, L.P. (10)(19)	3,000,000	3,000,000	28,789		28,789	0	0
Institutional Benchmark Series-Ivan Segregated Acct (10)(19)	1,900,000	1,900,000	18,232		18,232	0	0
JMG Capital Partners, LP (20)	13,300,000	13,300,000	127,629		127,629	0	0
KBC Convertibles Mac 28 Limited (10)(21)	10,000,000	10,000,000	95,962		95,962	0	0
KBC Diversified Fund, a segregated portfolio of KBC Diversified Fund SPC (10)(21)	21,480,000	21,480,000	206,126		206,126	0	0
KBC Financial Products USA Inc. (8)(22)	12,000,000	12,000,000	115,154		115,154	0	0
LDG Limited (23)	1,137,000	1,137,000	10,911		10,911	0	0
Links Finance Corporation	120,000,000	120,000,000	1,151,544		1,151,544	0	0
Lyxor/ Acuity Fund Limited (10)	11,800,000	11,800,000	113,235		113,235	0	0
Lyxor/Inflective Convertible Opportunity Fund (10)(19)	2,400,000	2,400,000	23,030		23,030	0	0

Name	Principal Amount of Notes Beneficially Owned Prior to this Offering	Principal Amount of Notes Offered	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Number of Shares of Common Stock Offered(1)	Principal Amount of Notes Owned After Completion of Offering(2)	Number of Shares of Common Stock Owned After Completion of Offering(2)
MacKay Shields LLC (10)(24)	10,540,000	10,540,000	751,567		101,404	0	650,163
Millennium Partners, L.P. (10)(23)	27,500,000	27,500,000	263,896		263,896	0	0
Merrill Lynch, Pierce, Fenner & Smith(8)(25)(26)	3,000,000	3,000,000	349,067	(27)	28,789	0	320,278	(27)
Natexis Securite Plus (28)	100,000,000	100,000,000	959,620		959,620	0	0
Norwich Union Life and Pensions	3,700,000	3,700,000	35,506		35,506	0	0
Oz Master Fund, Ltd. (16)	74,115,000	74,115,000	733,103		711,222	0	21,881
President and Fellows of Harvard College (29)	50,000,000	50,000,000	479,810		479,810	0	0
RBC Capital Markets (8)	5,000,000	5,000,000	47,981		47,981	0	0
RBC Convertibles Mac 28 Limited (10)	16,250,000	16,250,000	155,938		155,938	0	0
Rhythm Fund, LTD (10)(21)	8,520,000	8,520,000	81,760		81,760	0	0
Royal Bank of Canada (10)	20,000,000	20,000,000	191,924		191,924	0	0
S.A.C. Arbitrage Fund, LLC (30)	15,000,000	15,000,000	1,477,275	(31)	143,943	0	1,333,332	(31)
Sailfish Multi-Strategy Fixed Income Master Fund (G2) Ltd (32)	20,000,000	20,000,000	191,924		191,924	0	0
Satellite Convertible Arbitrage Master Fund LLC (33)	15,000	15,000	144		144	0	0
Stark Master Fund Ltd. (10)(34)	70,000,000	70,000,000	671,482		671,482	0	0
SuttonBrook Capital Portfolio LP (35)	20,000,000	20,000,000	191,924		191,924	0	0
Swiss Re Financial Products Corporation (10)	10,000,000	10,000,000	117,312		95,962	0	21,350
Thomas Weisel Partners (8)	10,000,000	10,000,000	95,962		95,962	0	0
TQA Master Fund, Ltd. (36)	7,211,000	7,211,000	69,172		69,172	0	0
TQA Master Plus Fund, Ltd. (36)	4,197,000	4,197,000	29,180		29,180	0	0
UBS AG London FBO WLBP (10) (37)	25,000,000	25,000,000	579,819		239,905	0	339,914
UBS Securities LLC (8)(38)	61,200,000	61,200,000	1,188,975	(39)	587,287	0	601,688	(39)
UBS O’Connor LLC F/B/O: Global Convertible Arbitrage Master Limited (40)	45,220,000	45,220,000	433,940		433,940	0	0
UBS O’Connor LLC F/B/O: Global Convertible Arbitrage Master II Limited (40)	4,780,000	4,780,000	45,870		45,870	0	0
Zurich Institutional Benchmarks Master Fund, Ltd. c/o TQA Investors, LLC (36)	2,455,000	2,455,000	17,069		17,069	0	0
Other securityholders (41)(42)	454,725,000		4,363,632

(1)	Assumes conversion of all of the holders’ notes at the maximum initial conversion rate of 9.5962 shares per $1,000 principal amount of notes. However, the maximum conversion rate is subject to adjustment as described under “Description of Notes—Conversion Rights—Conversion Price Adjustments.” As a result, the amount of Common Stock issuable upon conversion of the notes may increase or decrease in the future.
(2)	Assumes that all of the notes and/or all of the Common Stock into which the notes are convertible are sold.
(3)	Davis-Dinsmore Management Co., the investment advisor, has discretionary authority and Thomas H. Dinsmore, portfolio manager, has sole voting power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(4)	Basso Capital Management, L.P. (“Basso”) is the Investment Manager of this selling securityholder. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso and, as such, has ultimate responsibility for trading with respect to the fund. For purposes of the reporting requirements of the Exchange Act, Mr. Fischer may be deemed to be the beneficial owner of the notes; however, Mr. Fischer disclaims ultimate beneficial ownership of this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(5)	Consists of $825,000 aggregate principal amount of the Floating Rate Convertible Senior Notes due November 15, 2035 issued by Prudential Financial pursuant to a prospectus supplement dated March 16, 2006. The 9,167 shares of our Common Stock beneficially owned by the Basso Fund Ltd. were calculated based on the maximum initial conversion rate of 11.1111 shares per $1,000 principal amount of notes.
(6)	Consists of $11,738,000 aggregate principal amount of the Floating Rate Convertible Senior Notes due November 15, 2035 issued by Prudential Financial pursuant to a prospectus supplement dated March 16, 2006. The 130,422 shares of our Common Stock beneficially owned by the Basso Holdings Ltd. were calculated based on the maximum initial conversion rate of 11.1111 shares per $1,000 principal amount of notes.
(7)	Consists of $2,437,000 aggregate principal amount of the Floating Rate Convertible Senior Notes due November 15, 2035 issued by Prudential Financial pursuant to a prospectus supplement dated March 16, 2006. The 27,078 shares of our Common Stock beneficially owned by the Basso Multi-Strategy Holding Fund Ltd. were calculated based on the maximum initial conversion rate of 11.1111 shares per $1,000 principal amount of notes.

(8)	These selling securityholders have identified themselves as broker-dealers.
(9)	Joseph Venn, Sybi Czeneszew and Andrew Henry are the natural people who may exercise the voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(10)	These selling securityholders have identified themselves as affiliates of a broker-dealer.
(11)	Citigroup Global Markets, Inc. acted as a co-initial purchaser in connection with the original issuance of the notes on December 12, 2006.
(12)	Consists of $1,717,000 aggregate principal amount of the Floating Rate Convertible Senior Notes due November 15, 2035 issued by Prudential Financial pursuant to a prospectus supplement dated March 16, 2006. The 19,078 shares of our Common Stock beneficially owned by Citigroup Global Markets Inc. were calculated based on the maximum initial conversion rate of 11.1111 shares per $1,000 principal amount of notes.
(13)	CNH Partners, LLC is investment advisor of the selling securityholder and has sole voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes. Investment principals for CNH Partners, LLC are Robert Krail, Mark Mitchell and Todd Pulvino.
(14)	Consists of $14,500,000 aggregate principal amount of the Floating Rate Convertible Senior Notes due November 15, 2035 issued by Prudential Financial pursuant to a prospectus supplement dated March 16, 2006. The 161,111 shares of our Common Stock beneficially owned by Credit Suisse Securities (USA) LLC were calculated based on the maximum initial conversion rate of 11.1111 shares per $1,000 principal amount of notes.
(15)	Jefferies Investment Management Ltd. is the entity that may exercise voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(16)	Daniel S. Och is the senior managing member of Oz Management, LLC, the investment manager to the selling securityholder, may be deemed to have voting/investment control of this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(17)	HBK Investments L.P. may be deemed to have sole voting and sole dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P. Additionally, the following individuals may be deemed to have control over HBK Investments L.P.: Kenneth M. Hirsh, Lawrence H. Lebowitz, William E. Rose, David C. Haley and Jamiel A. Akhtar.
(18)	IIU Asset Strategies Limited is the entity that may exercise voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(19)	Thomas J. Ray, CIO, Inflective Asset Management, LLC, is the natural person who may exercise voting power and investment control over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(20)	JMG Capital Partners, L.P. is a California limited partnership. Its general partner is JMG Capital Management, LLC, a Delaware Limited Liability Company and an investment advisor that has voting and dispositive power over JMG Partners’ investments, including this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes. The equity interests of JMG Capital Management LLC are owned by JMG Capital Management, Inc., and Asset Alliance Holding Corp. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital Management, Inc. and has sole investment discretion over the JMG Capital Partners, L.P.’s holdings.
(21)	Carlo Georg, the Chief Investment Officer of KBC Aim Ltd., is the natural person who may exercise voting power and investment control over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(22)	This selling securityholder’s notes and the Common Stock issuable upon conversion of the notes are under the total control of KBC Financial Products USA Inc. KBC Financial Products USA Inc. is a direct wholly owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.
(23)	Millenium Management, L.L.C. is this selling securityholder’s general partner, and, consequently, Millenium Management, L.L.C. may be deemed to have voting control and investment discretion over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes. Israel A. Englander is the managing member of Millenium Management, L.L.C. For purposes of the reporting requirements of the Exchange Act, Mr. Englander may be deemed to be the beneficial owner of this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes; however, the foregoing should not be construed in and of itself as an admission by either Millenium Management, L.L.C. or Mr. Englander as to beneficial ownership of this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(24)	Edward Silverstein, a managing director of Mackay Shields LLC, is the natural person that may exercise voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(25)	Tim Reilly is the natural person that may exercise voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(26)	The selling securityholder discloses that, although it is not aware of any position, office or directorship relationship with Prudential Financial or its affiliates, they may or may not have, from time to time, acted in a financial investment advisory capacity to Prudential Financial.
(27)	Consists of $28,825,000 aggregate principal amount of the Floating Rate Convertible Senior Notes due November 15, 2035 issued by Prudential Financial pursuant to a prospectus supplement dated March 16, 2006. The 320,278 shares of our Common Stock beneficially owned by Merrill Lynch, Pierce, Fenner & Smith were calculated based on the maximum initial conversion rate of 11.1111 shares per $1,000 principal amount of notes.
(28)	Natexis Asset Management is the entity that may exercise voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(29)	President and Fellows of Harvard College (“Harvard”) has the sole power to vote and dispose of this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes. Harvard College is a Massachusetts educational and charitable corporation.
(30)	Pursuant to an investment agreement, each of S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC share all investment and voting power with respect to this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes held by S.A.C. Arbitrage Fund, LLC. For purposes of the reporting requirements of the Exchange Act, S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC may be deemed to be the beneficial owners of the notes; however, S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC expressly disclaim that they are, in fact, the beneficial owners of the notes. Mr. Steven A. Cohen controls both S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC.

(31)	Consists of $120,000,000 aggregate principal amount of the Floating Rate Convertible Senior Notes due November 15, 2035 issued by Prudential Financial pursuant to a prospectus supplement dated March 16, 2006. The 1,333,332 shares of our Common Stock beneficially owned by S.A.C. Arbitrage Fund, LLC were calculated based on the maximum initial conversion rate of 11.1111 shares per $1,000 principal amount of notes.
(32)	Mark Fishman and Sal Naro, by virtue of their status as managing members of the selling securityholder, share voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes. For purposes of the reporting requirements of the Exchange Act, Mr. Fishman and Mr. Naro may be deemed to be the beneficial owners of the notes and the Common Stock issuable upon conversion of the notes; however, Mr. Fishman and Mr. Naro disclaim beneficial ownership of the notes and the Common Stock issuable upon conversion of the notes.
(33)	The selling securityholder identified its discretionary investment manager as Satellite Asset Management, L.P., the controlling entity of which is Satellite Fund Management, LLC, whose managing members are Lief Rosenblatt, Mark Sonnino and Gabe Nechamkin. For purposes of the reporting requirements of the Exchange Act, these entities and individuals may be deemed to be the beneficial owners of the notes; however, each entity and individual expressly disclaims beneficial ownership of the notes.
(34)	Brian Stark and Michael Roth are the natural persons that may exercise voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(35)	John London and Steven M. Weinstein, SuttonBrook Capital Management LP are the investment managers of the selling securityholder, and Mr. London and Mr. Weinstein are the natural persons with control over the selling securityholder.
(36)	TQA Investors, LLC is the entity that may exercise voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes. The principals of TQA Investors, LLC are Robert Butman, Paul Bucci, DJ Langis, Andrew Anderson, George Esser and Bartholomew Tesoriero.
(37)	Richard Simpson, on behalf of UBS AG London FBO WLBP, is the natural person that may exercise voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes. For purposes of the reporting requirements of the Exchange Act, Mr. Simpson may be deemed to be the beneficial owner of the notes and the Common Stock issuable upon conversion of the notes; however, Mr. Simpson expressly disclaims beneficial ownership of the notes.
(38)	John DiBacco, on behalf of UBS Securities LLC, is the natural person that may exercise voting and dispositive power over this selling securityholder’s notes and the Common Stock issuable upon conversion of the notes.
(39)	Consists of $40,804,000 aggregate principal amount of the Floating Rate Convertible Senior Notes due November 15, 2035 issued by Prudential Financial pursuant to a prospectus supplement dated March 16, 2006, and 148,311 shares of our common stock. The 453,377 shares of our Common Stock beneficially owned by UBS Securities LLC were calculated based on the maximum initial conversion rate of 11.1111 shares per $1,000 principal amount of notes.
(40)	The selling securityholder identified that it is a fund which cedes investment control to UBS O’Connor LLC, who makes all the investing and voting decisions. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG which is listed and traded on the New York Stock Exchange.
(41)	Reflects securities held by securityholders who have not provided us with resale information. Such securityholders may not use the prospectus supplement dated March 16, 2006 to sell notes or shares of our Common Stock issuable upon conversion of the notes until they are identified in an amendment to the registration statement of which this supplement is a part or in additional supplements. Information about other selling securityholders will be set forth in an amendment to the registration statement of which this supplement is a part or in additional supplements, as required.
(42)	Assumes that any other holders of notes, or any future transferees, pledgees, donees or successors of or from any such other holders of notes, do not beneficially own any Common Stock other than the Common Stock issuable upon conversion of the notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the notes and the underlying Common Stock offered by this prospectus supplement. The notes and the underlying Common Stock may be sold from time to time to purchasers:

•	directly by the selling securityholders and their successors, including their transferees, pledgees and donees; or

•

through any underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and the underlying Common Stock.

Except as described below, to our knowledge, the selling securityholders have not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the rates and the underlying Common Stock offered by this prospectus supplement nor, except as described below, do we know the identity of the brokers or market makers that will participate in the sale of the notes and the underlying Common Stock.

Any selling securityholder that is identified as a broker-dealer also will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling securityholder obtained the security as compensation for services. In addition, any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling securityholder purchased in the ordinary course of business and, at the time of its purchase of the security to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the security. As a result, any profits on the sale of securities by selling securityholders who are deemed to be “underwriters” and any discounts, commissions or concessions received by such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be “underwriters” will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. If the notes and the underlying Common Stock are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and the underlying Common Stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•

on any national securities exchange or quotation service on which the notes and underlying Common Stock may be listed or quoted at the time of the sale, including the New York Stock Exchange in the case of the Common Stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

Selling securityholders may decide to sell all or a portion of the notes or the shares of Common Stock issuable upon conversion of the notes offered by them pursuant to this prospectus supplement or may decide not to sell any notes or shares of Common Stock under this prospectus supplement. In addition, we cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the underlying Common Stock by other means not described in this prospectus supplement. Moreover, any notes or underlying Common Stock covered by this prospectus supplement that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus supplement. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the notes or underlying Common Stock.

The selling securityholders may transfer and donate notes and the underlying Common Stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholders for purposes of this prospectus supplement.

In connection with sales of the notes and the underlying Common Stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may engage in short sales of the notes and the underlying Common Stock in the course of hedging their positions. The selling securityholders also may deliver the notes and the underlying Common Stock to close out short positions, or loan or pledge notes and the underlying common stock to broker-dealers or other financial institutions that in turn may sell the notes and the underlying Common Stock.

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”. The notes were designated for trading on the PORTALSM market in connection with the original private placement of the notes. Notes sold by means of this prospectus supplement, however, will no longer be eligible for trading in the PORTALSM market. We have not applied, and do not intend to apply, for listing of the notes on any national securities exchange or automated quotation system. Accordingly, we cannot assure you that any market for the notes will develop or be sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected.

The selling securityholders and any other person participating in the distribution of the notes and the underlying Common Stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying Common Stock by the selling securityholders and any such other person. In addition, under Regulation M, any person engaged in the distribution of the notes and the underlying Common Stock may not engage in market-making activities with respect to the notes and the underlying Common Stock for certain periods prior to the commencement of such distribution. The foregoing may adversely affect the marketability of the notes and the underlying Common Stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying Common Stock.

In that regard, the selling securityholders are required to acknowledge that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with the offering made by this prospectus supplement. Each selling securityholder is required to agree that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

To the extent required, the specific notes or Common Stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an additional accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus supplement forms a part.

Pursuant to the registration rights agreement that has been filed as an exhibit to the registration statement of which this prospectus supplement is a part, we and the selling securityholders have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act and that each is entitled to contribution from the other in connection with these liabilities.

We will be permitted to suspend the availability of the shelf registration statement for the use by selling securityholders to sell their notes and the Common Stock issuable upon conversion of the notes, for a period not to exceed 45 days in any 90-day period or an aggregate of 90 days in any 12-month period, in specified circumstances, including circumstances relating to pending corporate developments, in our discretion. In such cases, we may prohibit offers and sales of the notes and the shares of Common Stock pursuant to the shelf registration statement.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and the underlying Common Stock pursuant to this prospectus supplement other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements and schedules as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, included in our Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated by reference into this prospectus supplement, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as set forth in their report which is also included therein and incorporated by reference herein.

Prudential Financial, Inc.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Units

Prudential Financial Capital Trust II

Prudential Financial Capital Trust III

Preferred Securities

guaranteed by Prudential Financial, Inc.

to the extent set forth in this prospectus

We or either of the trusts named above may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or either of the trusts named above may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Prudential Financial, Inc.’s common stock, other than the Class B Stock, is listed on the New York Stock Exchange under the symbol “PRU”. There is no established public trading market for Prudential Financial, Inc.’s Class B Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Prudential Financial, Inc., either of the trusts named above or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated March 16, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the trusts may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus describes some of the general terms that may apply to the securities that we or the trusts may offer and the general manner in which the securities may be offered. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material”. A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information”.

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the trusts, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the trusts are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the trusts may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the trusts directly or through dealers or agents designated from time to time. If we or the trusts, directly or through agents, solicit offers to purchase the securities, we and the trusts reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

References in this prospectus to the “Company”, “Prudential Financial, Inc.”, “Prudential Financial”, “we”, “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$”.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Common Stock is traded on the New York Stock Exchange under the symbol “PRU”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under the applicable items of our Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus, unless specifically stated in a prospectus supplement. We incorporate by reference the documents listed below and filings that we will make after the date of filing the initial registration statement and prior to the effectiveness of the registration statement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2005, filed on Form 10-K/A on March 16, 2006; and

•	Current Reports on Form 8-K filed January 5, 2006; January 17, 2006; January 20, 2006; February 6, 2006; February 16, 2006 and March 8, 2006.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

We have not included or incorporated by reference in this prospectus any separate financial statements of the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

We do not expect that the trusts will be required to file information with the SEC on an ongoing basis, for as long as we continue to file our information with the SEC.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

Some of the statements included in this prospectus may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of stock, real estate and other financial markets; (2) interest rate fluctuations; (3) reestimates of our reserves for future policy benefits and claims; (4) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (5) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (6) changes in our claims-paying or credit ratings; (7) investment losses and defaults; (8) competition in our product lines and for personnel; (9) changes in tax law; (10) economic, political, currency and other risks relating to our international operations; (11) fluctuations in foreign currency exchange rates and foreign securities markets; (12) regulatory or legislative changes; (13) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (14) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (15) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (16) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (17) changes in statutory or U.S. GAAP accounting principles, practices or policies; (18) changes in assumptions for retirement expense; (19) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions; and (20) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

PRUDENTIAL FINANCIAL, INC.

Business

We are one of the largest financial services companies in the United States. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, mutual funds, annuities, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, securities brokerage services. We provide these products and services to individual and institutional customers in the U.S. and approximately 30 other countries through one of the largest distribution networks in the financial services industry.

We are a holding company, with insubstantial assets other than investments in subsidiaries. As a holding company, we are dependent on dividends, loans or advances, or other intercompany transfers of funds from our subsidiaries to meet our obligations. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment. Because we are principally a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Prudential Financial has two classes of common stock outstanding: our Class A Common Stock, which we refer to as our “Common Stock” in this prospectus and which began trading on December 13, 2001 on the New York Stock Exchange under the symbol “PRU”, reflects the performance of the Financial Services Businesses, while our Class B Stock, which was issued through a private placement and does not trade on any exchange, reflects the performance of the Closed Block Business. On December 18, 2001, our date of demutualization, The Prudential Insurance Company of America converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became an indirect, wholly owned subsidiary of Prudential Financial.

We are incorporated under the laws of the State of New Jersey.

Our Executive Offices

Our registered office and principal executive offices are located at 751 Broad Street, Newark, New Jersey 07102. Our telephone number is (973) 802-6000.

PRUDENTIAL FINANCIAL CAPITAL TRUSTS

Prudential Financial Capital Trust II and Prudential Financial Capital Trust III are statutory trusts created under Delaware law. Each trust exists only for the purposes of:

•	issuing the preferred securities, which represent preferred undivided beneficial ownership interests in each trust’s assets;

•	issuing the common securities, which represent common undivided beneficial ownership interests in each trust’s assets, to us;

•	using the proceeds from the issuances to purchase one or more series of securities issued by us, including senior debt securities, subordinated debt securities and warrants;

•	maintaining each trust’s status as a grantor trust for federal income tax purposes; and

•	engaging in only those other activities necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

Any senior or subordinated, convertible or non-convertible, debt securities or any warrants that we sell to each trust will be its sole assets, and, accordingly, payments under those securities will be its sole revenues and such trust’s ability to distribute shares of our Common Stock or other securities upon conversion of the preferred securities, if convertible, will depend solely on our performance under the warrants sold by us to such trust.

We will acquire and own all of the common securities of each trust. The common securities will rank equally with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon an event of default under the amended and restated declaration of trust resulting from an event of default under the senior or subordinated debt securities, our rights as holder of the common securities to distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the preferred securities. We will guarantee distributions on the preferred and the common securities to the extent of available trust funds. See “Effects of Obligations Under the Debt Securities and the Trust Guarantees”.

Each trust has a term of 50 years, counting from its formation in 2001, but may dissolve earlier as provided in its respective amended and restated declaration of trust. Each trust’s business and affairs are conducted by the trustees. The trustees for the trusts are JPMorgan Chase Bank, N.A., a national banking association, as property trustee, Chase Bank USA, N.A., a national banking association, as the Delaware trustee, and three regular trustees or “administrative trustees” who are officers of us. JPMorgan Chase Bank, N.A., as property trustee, acts as sole indenture trustee under each declaration of trust, and also acts as guarantee trustee under the guarantees and as indenture trustee under the senior and subordinated debt indentures. The duties and obligations of each trustee are governed by the amended and restated declaration of trust for each trust.

As issuer of the debt securities to be purchased by each trust and as sponsor of each trust, we will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to each trust and any offering of each trust’s preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust. The registered offices of the trusts in Delaware are c/o Chase Bank USA, N.A., 500 Stanton Christiana Road, Building 4, 3rd Floor, Newark, Delaware 19713, and their telephone number is (302) 552-6279.

The accounting treatment of the trusts will be specified in the applicable prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale or resale of the securities referenced in this prospectus for (a) general corporate purposes, which may include, among other things, working capital, contributions of capital to our insurance underwriting and other subsidiaries, capital expenditures, the repurchase of shares of Common Stock, the repayment of short-term borrowings or other debt or acquisitions, or (b) any other purpose disclosed in the applicable prospectus supplement. Unless otherwise indicated in an accompanying prospectus supplement, the trusts will use all proceeds received from the sale of their preferred securities to purchase our senior or subordinated debt securities.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following briefly summarizes some provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities. The following description may not be complete, may be supplemented in prospectus supplements, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our senior debt indenture and our subordinated debt indenture that are exhibits to the registration statement that contains this prospectus.

Overview

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional senior indebtedness.

In this prospectus, “debt securities” refers to both the senior debt securities and the subordinated debt securities.

We are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities each are governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and JPMorgan Chase Bank, N.A., which acts as trustee. The indentures are substantially identical, except for the covenant described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, which is included only in the senior debt indenture, and the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The indentures and their associated documents contain the full legal text of the matters described in this section. A copy of the form of senior debt indenture and the form of subordinated debt indenture appear as exhibits to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

Different Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities will also describe any differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We discuss only the more important terms in this prospectus. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

Tax Treatment of Original Issue Discount and Other Debt Securities

The prospectus supplement relating to specific debt securities will describe the U.S. federal income tax considerations applicable to such specific debt securities. We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount and which may provide that, upon redemption or acceleration of maturity, an amount less than their principal amounts will be payable. An original issue discount debt security may be a zero-coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The prospectus supplement relating to original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. We also may issue debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, which may trigger special U.S. federal income tax, accounting and other consequences, all as described in more detail in the prospectus supplement relating to any of the particular debt securities.

A Prospectus Supplement Will Describe the Specific Terms of a Series of Debt Securities

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	the aggregate principal amount of the series of debt securities and any limit thereon;

•	the person to whom interest on a debt security is payable, if that person is not a holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•

the rate or rates, which may be fixed, variable or indexed, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•

the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, or of securities of any third party, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or such other securities issuable upon conversion, exercise or exchange may be adjusted;

•

whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the securities subject to resale;

•	the denominations in which the series of debt securities will be issuable, including if other than in denominations of $1,000 and any integral multiple thereof;

•

if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of that series of debt securities;

•

the currency or currencies, including currency units or composite currencies, of payment of principal, premium, if any, and interest on the series of debt securities and any special considerations relating to that currency or those currencies;

•

if the currency or currencies, including currency units or composite currencies, of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest, if any, on the series of debt securities;

•	the applicability of the provisions described below under “—Restrictive Covenants” and “—Defeasance”;

•	any event of default under the series of debt securities if different from those described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”;

•

if the series of debt securities will be issuable only in the form of a global security, as described below under “—Legal Ownership—Global Securities”, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	if applicable, a discussion of U.S. federal income tax considerations applicable to specific debt securities;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.

Legal Ownership

Street Name and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers in “street name” as legal holders of debt securities. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments and notices;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, which means those who are registered as holders of debt securities. As noted above, we will not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we will have no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”.

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name except in certain limited circumstances as described below under “—Special Situations When Global Security Will Be Terminated”;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to terminate (subject to the procedures of the depositary) the global security; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed later under “—Default and Related Matters”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary, not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled “—Street Name and Other Indirect Holders”.

Overview of the Remainder of this Description

The remainder of this description summarizes:

•	additional mechanics relevant to our debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	subordination provisions in the subordinated debt indenture that may prohibit us from making payments on those securities;

•

a restrictive covenant contained in the senior debt indenture that restricts our ability to incur liens and other encumbrances on the Common Stock of some of our subsidiaries. A particular series of debt securities may have additional, fewer or different restrictive covenants;

•	situations in which we may invoke the provisions relating to defeasance;

•	your rights if we default or experience other financial difficulties;

•	conversion or exchange rights;

•	redemption; and

•	our relationship with the trustee.

Additional Mechanics

Form, Exchanges and Transfer of our Debt Securities

Form. The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations that are integral multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Exchanges and Transfers. You may exchange or transfer debt securities at the office of the trustee. You may also replace lost, stolen, destroyed or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day, called the “regular record date”, in advance of each due date for interest, even if you no longer own the debt security on the interest due date. The regular record date is usually about two weeks in advance of the interest due date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in The City of New York. That office is currently located at 4 New York Plaza, New York, New York 10004. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•

If we merge out of existence or sell or lease substantially all our assets, the other company or firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiary, called liens, as discussed under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiary, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the senior debt securities.

Modification and Waiver

There are four types of changes we can make to either indenture and the applicable series of debt securities issued under that indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change to the payment due date of the principal or interest on a debt security;

•	reduction of any amounts due on a debt security;

•	reduction of the amount of principal payable upon acceleration of the maturity of a debt security, including the amount payable on an original issue discount security, following a default;

•	change to the place or currency of payment on a debt security;

•	impairment of your right to sue for payment of any amount due on your debt security;

•	impairment of any right that you may have to exchange or convert the debt security for or into other securities or property;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the debt securities.

Changes by Waiver Requiring a Majority Vote. Fourth, we need the approval of direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. We also need such majority approval to obtain a waiver of any past default, except a payment default listed in the first category described later under “—Default and Related Matters—Events of Default”.

Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect without the consent of the direct holders of a majority in aggregate principal amount of each affected series.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

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for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•

for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security described in the applicable prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities must recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

Senior Indebtedness

Under the subordinated debt indenture, “senior indebtedness” includes all of our obligations to pay principal, premium, if any, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements; and

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us.

The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•	indebtedness we owe to a subsidiary of ours; and

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indebtedness we owe to any trust, including Prudential Financial Capital Trust II and Prudential Financial Capital Trust III, or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle, and which has issued equity securities or other securities that are similar to the preferred securities, unless the terms of that indebtedness expressly provide otherwise.

Payment Restrictions on our Subordinated Debt

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

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in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

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(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business. In addition, in the senior debt indenture, but not in the subordinated debt indenture, we have made the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by an encumbrance such as a mortgage, pledge, lien, security interest or other encumbrance on the common stock of our designated subsidiary, of any successor to substantially all of the business of the designated subsidiary which is also a subsidiary of Prudential Financial, or of any corporation, other than Prudential Financial, directly or indirectly controlling the designated subsidiary. We do not need to comply with this restriction if we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, if we so choose, any of our designated subsidiary’s other indebtedness. This restriction, however, does not apply to the $1,750,000,000 aggregate principal amount of notes of Prudential Holdings, LLC, which are secured by an encumbrance on common stock of the designated subsidiary. This promise does not restrict our ability to sell or otherwise dispose of our interests in our designated subsidiary.

Our designated subsidiary means The Prudential Insurance Company of America.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

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we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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there must be a change in current U.S. federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

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no event or condition may exist that, under the provisions described above under “—Subordination Provisions”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

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we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” would not apply. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities without causing tax consequences to you. This type of release is called covenant defeasance. If we ever accomplished covenant defeasance, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

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we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

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we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

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our promises regarding conduct of our business previously described above under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under “—Special Situations—Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”.

In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and as described above under “—Subordination Provisions”.

Events of Default

You will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection.

What Is an Event of Default? The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

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we remain in breach of the restrictive covenant described previously under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary” or any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach; the notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available to you upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions”. If an event of default has occurred and has not been cured or waived, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount, or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

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the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Conversion or Exchange

The terms on which debt securities of any series are convertible into or exchangeable for our Common Stock or other securities or property of ours or of third parties will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating such a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our or a third party’s common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our Common Stock or other securities or property of ours or of third parties as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that is convertible into our Common Stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, in each case as we may describe in the applicable prospectus supplement.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

If we issue redeemable debt securities, the dates and terms on which those securities are mandatorily or optionally redeemable will be set forth in the applicable prospectus supplement. We may, as applicable, redeem any series of those debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

If a series of debt securities is redeemable, the redemption price for any debt security that we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date, unless otherwise specified in the applicable prospectus supplement.

Governing Law

The indentures are, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Our Relationship With the Trustee

The trustee under our senior indenture and our subordinated indenture is JPMorgan Chase Bank, N.A. We and our subsidiaries maintain banking and other service relationships with JPMorgan Chase Bank, N.A.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may issue preferred stock in one or more series, as described below. The following briefly summarizes some provisions of our amended and restated certificate of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation, which is an exhibit to the registration statement that contains this prospectus.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation.

Our Board is Authorized to Issue Many Classes or Series of Preferred Stock

We have authorized 10,000,000 shares of preferred stock with a par value of $0.01 per share. Under our amended and restated certificate of incorporation, our board of directors is expressly authorized, without further action by our shareholders, to provide for the issuance of all or any of the authorized shares of preferred stock in one or more classes or series and to fix for each class or series the voting powers (which means, full, limited, or no voting powers), and the distinctive designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, and to issue such shares. These rights and preferences may be superior to Common Stock as to dividends, voting rights and distributions of assets, upon liquidation or otherwise.

Without limitation, the shares of preferred stock may be convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, if our board of directors so determines. However, our board of directors does not have the authority to issue any shares of preferred stock that are convertible into or exchangeable for shares of Class B Stock or that have dividend, liquidation or other preferences with respect to the Class B Stock but not the Common Stock or disproportionately with respect to the Class B Stock as compared to the Common Stock unless holders of a majority of the outstanding shares of Class B Stock approve. Our board of directors has the authority to change the designation or number of shares of preferred stock, or the relative rights, preferences and limitations of any class or series of preferred stock previously established and issued. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted as may be permitted by the New Jersey Business Corporation Act before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

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the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank equally in all respects with each other series of preferred stock and prior to our Common Stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends only when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends, if any, will be set forth in the applicable prospectus supplement relating to each series of preferred stock.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock if it pays dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock if it pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Liquidation Preferences

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right, as described in the applicable prospectus supplement, to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the Common Stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking equally regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of Common Stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following briefly summarizes some provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered, and it will provide any additional provisions applicable to the depositary shares or depositary receipts being offered, including their tax treatment. The following description and any description in a prospectus supplement may not be complete and each is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement to be filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the preferred shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, Common Stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, Common Stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or Common Stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for Common Stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•

we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF OUR COMMON STOCK

The following briefly summarizes some provisions of our amended and restated certificate of incorporation and amended and restated by-laws that would be important to holders of our Common Stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated by-laws which are exhibits to the registration statement that contains this prospectus. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Our Common Stock

We have authorized 1,500,000,000 shares of Common Stock with a par value of $0.01 per share. Our authorized capital also consists of 10,000,000 shares of another class of common stock, the Class B Stock. The Common Stock and the Class B Stock are separate classes of common stock under New Jersey corporate law. We are not offering any Class B Stock by means of this prospectus. The Common Stock reflects the performance of the Financial Services Businesses and the Class B Stock reflects the performance of the Closed Block Business. As of March 13, 2006, approximately 493,459,524 shares of Common Stock were outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock offered by this prospectus when issued will be, fully paid and non-assessable. As of the date of this prospectus, 2,000,000 shares of Class B Stock are outstanding, all of which are beneficially owned by American International Group, Inc. and Pacific Life Corp. References in this prospectus to our Common Stock do not include Class B Stock.

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”.

Dividend Rights

Holders of Common Stock and of Class B Stock may receive cash dividends as declared by our board of directors out of funds legally available for that purpose, subject to the rights of any holders of any preferred stock. To the extent dividends are paid on the Class B Stock, shares of Class B Stock are repurchased or the Closed Block Business has net losses, the amount legally available for dividends on the Common Stock will be reduced.

In addition, payment of dividends is subject to the following additional conditions:

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holders of Common Stock are entitled to receive dividends only out of the assets of the Financial Services Businesses that are legally available therefor under the New Jersey Business Corporation Act as if the Financial Services Businesses were a separate New Jersey corporation; and

•

holders of Class B Stock are entitled to receive dividends only out of the assets of the Closed Block Business that are legally available therefor under the New Jersey Business Corporation Act as if the Closed Block Business were a separate New Jersey corporation.

We have the right and expect to pay dividends on the Common Stock and Class B Stock in unequal amounts. We have the right to pay dividends on the Class B Stock without paying dividends on the Common Stock, as well as the right not to pay dividends on the Class B Stock even when funds legally available for dividends exist.

We will pay dividends on the Class B Stock in an aggregate amount per year that is at least equal to the lesser of (1) $19.25 million and (2) what we call the CB Distributable Cash Flow for the applicable year. We have, however, the flexibility to suspend dividends on the Class B Stock. If we do that despite the fact that CB Distributable Cash Flow exists for any period, then you, as a holder of Common Stock, will not receive dividends on your Common Stock for that period.

CB Distributable Cash Flow means, for any quarterly or annual period, the sum of

•

the excess of (a) the Surplus and Related Assets over (b) the “Required Surplus” applicable to the Closed Block Business within The Prudential Insurance Company of America, to the extent that The Prudential Insurance Company of America is able to distribute such excess as a dividend to Prudential Holdings, LLC (its immediate parent holding company, which is a wholly owned subsidiary of Prudential Financial) under New Jersey law without giving effect, directly or indirectly, to the “earned surplus” requirement of Section 17:27A-4c.(3) of the New Jersey Insurance Holding Company Systems Law, plus

•

any amount held by Prudential Holdings, LLC allocated to the Closed Block Business in excess of remaining debt service payments on the IHC debt. For purposes of the foregoing, “Required Surplus” means the amount of surplus applicable to the Closed Block Business within The Prudential Insurance Company of America that would be required to maintain a quotient (expressed as a percentage) of (a) the “Total Adjusted Capital” applicable to the Closed Block Business within The Prudential

Insurance Company of America (including any applicable dividend reserves) divided by (b) the “Company Action Level RBC” applicable to the Closed Block Business within The Prudential Insurance Company of America, equal to 100%, where “Total Adjusted Capital” and “Company Action Level RBC” are as defined in the regulations promulgated under the New Jersey Dynamic Capital and Surplus Act of 1993. These amounts will be determined according to statutory accounting principles.

Voting Rights

Each share of Common Stock and each share of Class B Stock gives the respective owner of record one vote on all matters submitted to a shareholder vote. The Common Stock and the Class B Stock vote together as a single class on all matters submitted to a shareholder vote, except as otherwise required by law and except that the holders of the Class B Stock have certain class voting or consent rights, including as noted below. Accordingly, the holders of a majority of the outstanding shares of Common Stock and Class B Stock voting for the election of directors can elect all of the directors if they choose to do so, subject to any voting rights granted to holders of preferred stock.

Actions requiring approval of shareholders will generally require approval by a majority vote at a meeting at which a quorum is present. Our amended and restated by-laws provide that, except as otherwise set forth in our amended and restated certificate of incorporation, the holders of 25% of the shares entitled to cast votes at a meeting constitute a quorum. Our amended and restated certificate of incorporation initially specifies a quorum of 25% of the shares entitled to cast votes at a meeting of shareholders. The amended and restated certificate of incorporation further provides that, in the event that the holders of at least the percentage of shares entitled to cast votes at a meeting of shareholders set forth in Column A below are present or represented at a meeting of shareholders, the quorum shall be increased to the percentage listed in Column B below, effective commencing the next succeeding annual or special meeting of shareholders:

Column A	Column B
25%	25%
35%	30%
45%	40%
55%	50%

Following our annual meeting of shareholders in 2002, this quorum has increased to 40% from 25%.

In addition to any class voting rights provided by law, holders of the Class B Stock are entitled to vote as a class with respect to:

•	any proposal by our board of directors to issue

(1) shares of Class B Stock in excess of an aggregate of two million outstanding shares, other than issuances pursuant to a stock split or stock dividend paid ratably to all holders of Class B Stock,

(2) any shares of preferred stock that are exchangeable for or convertible into Class B Stock, or

(3) any debt securities, rights, warrants or other securities that are convertible into, exchangeable for, or provide a right to acquire shares of, Class B Stock; or

•

the approval of the actuarial or other competent firm selected for purposes of determining the Fair Market Value of the Class B Stock in connection with any exchanges or conversions discussed below under “—Exchange and Conversion of Class B Stock”.

In addition, pursuant to the subscription agreement for the Class B Stock, the approval or consent of the holders of the Class B Stock is required for various matters affecting the Class B Stock or the Closed Block Business, including material changes in the investment policies for the Surplus and Related Assets. The approvals or consents of the Class B stockholders require the approval of the shares having a majority of the voting power of the Class B Stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of Prudential Financial, the holders of Common Stock and any Class B Stock will be entitled to receive a proportionate share in our net assets that remain after paying all liabilities and the liquidation preferences of any preferred stock.

This proportionate share will be determined as follows:

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If no Class B Stock is outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock will be entitled to an equal share of any net assets of Prudential Financial after paying all of our liabilities and the liquidation preference of any preferred stock.

•

If shares of Class B Stock are outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock and of Class B Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units of each class. The formula below explains the computation of liquidation units.

In the second case, where shares of Class B Stock are outstanding, each share of Common Stock will have one liquidation unit. Each share of Class B Stock will have a number of liquidation units (including a fraction of one liquidation unit) that is equal to the quotient (rounded to the nearest five decimal places) of (i) the issuance price per share of the Class B Stock divided by (ii) the average market value of one share of Common Stock during the 20 consecutive trading day period ending on (and including) February 16, 2002. During this 20-day period, the Common Stock had an average market value, as reported by Bloomberg, of $30.90 per share. Accordingly, each share of Common Stock has one liquidation unit and each share of Class B Stock has 2.83172 liquidation units; that is, the issuance price of $87.50 divided by $30.90.

Neither a merger nor a consolidation of us with any other entity, nor a sale, transfer or lease of all or any part of our assets would alone be deemed a liquidation, dissolution or winding-up for these purposes.

Pre-emptive Rights

Holders of our Common Stock and of our Class B Stock have no pre-emptive rights with respect to any shares of capital stock that we may issue in the future.

Shareholder Rights Plan

The following is a summary of the material terms of our shareholder rights agreement and each statement is qualified in its entirety by reference to the shareholder rights agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information about where you can obtain a copy of this document.

On December 18, 2001, our shareholder rights agreement became effective. The shareholder rights plan does not apply to any share of Class B Stock. Our transfer agent, Computershare Limited, is the rights agent under the shareholder rights agreement. The shareholder protection rights will not prevent a takeover of us. However, the rights may render an unsolicited takeover of us more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer shareholders the opportunity to sell their shares at a price above the prevailing market rate and/or may be favored by a majority of the shareholders.

Right to Purchase Preferred Stock. Under the shareholder rights agreement, each outstanding share of Common Stock is coupled with one shareholder protection right. Each right initially entitles the holder to purchase 1/1000 of a share of a series of our preferred stock upon payment of the exercise price, which the board has initially set at $110 per right, subject to adjustment from time to time.

Exercise of Protection Rights. The shareholder protection rights are not exercisable until the distribution date, when they will become transferable separately from the Common Stock. The distribution date is the earlier of:

•

the tenth business day after the first public announcement that a person or group has become the beneficial owner of 10% or more of the total voting power of all of our outstanding capital stock or such earlier or later date as determined by our board of directors. The rights plan refers to the day of public announcement as the “stock acquisition date” and the person or group as an “acquiring person”; or

•	the tenth business day after the commencement of a tender or exchange offer for 10% or more of the total voting power of all of our outstanding capital stock.

If any person or group becomes an acquiring person, instead of thousandths of shares of preferred stock, each shareholder protection right will then generally represent the right to receive upon exercise an amount of Common Stock having a market value equal to twice the exercise price. If after a stock acquisition date we are acquired in a merger or other business combination or 50% or more of our consolidated assets or earnings power are sold or transferred, each shareholder protection right will then represent the right to receive upon exercise an amount of Common Stock of the acquiring person having a value equal to twice the exercise price. In addition, at any time after any person or group becomes an acquiring person but before it becomes the beneficial owner of 50% or more of the outstanding Common Stock, our board of directors may exchange all or part of the shareholder protection rights for Common Stock at an exchange ratio of 1:1.

Redemption and Expiration of Protection Rights. Our board of directors may redeem the shareholder protection rights only in whole, for one cent ($0.01) per right at any time until the tenth business day after the stock acquisition date. Unless redeemed earlier, the protection rights will expire on December 18, 2011.

Exchange and Conversion of Class B Stock

The Common Stock is not convertible.

Exchange. We may, at our option, at any time, exchange all outstanding shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value, discussed below, equal to 120% of the appraised “Fair Market Value”, discussed below, of the outstanding shares of Class B Stock.

Conversion by Holders of Class B Stock following Closed Block disposition or Change of Control. If (1) we sell or otherwise dispose of all or substantially all of the Closed Block Business or (2) a “change of control”, as defined below, of Prudential Financial occurs, we must exchange all outstanding shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value of 120% of the appraised Fair Market Value of such shares of Class B Stock.

Discretionary and Tax Event Conversion by Holders of Class B Stock. Holders of Class B Stock may convert their shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value equal to 100% of the appraised Fair Market Value of the outstanding shares of Class B Stock

(1) in the holder’s sole discretion, in the year 2016 or at any time thereafter, and

(2) at any time if (a) the Class B Stock will no longer be treated as equity of Prudential Financial for U.S. federal income tax purposes or (b) the New Jersey Department of Banking and Insurance amends, alters, changes or modifies the regulation of the Closed Block, the Closed Block Business, the Class B Stock or the IHC debt in a manner that materially adversely affects the CB Distributable Cash Flow.

In no event, however, may a holder of Class B Stock convert shares of Class B Stock to the extent such holder immediately upon such conversion, together with its affiliates, would be the “beneficial owner”, as defined under the Exchange Act, of in excess of 9.9% of the total outstanding voting power of our voting securities. In the event a holder of shares of Class B Stock requests to convert shares pursuant to clause (2)(a) above, we may elect, instead of effecting such conversion, to increase the Target Dividend Amount to $12.6875 per share per annum retroactively from the time of issuance of the Class B Stock.

Conversion upon Material Transactions Affecting Common Stock. In the event of any reclassification, recapitalization or exchange of, or any tender offer or exchange offer for, the outstanding shares of Common

Stock, including by merger, consolidation or other business combination, as a result of which shares of Common Stock are exchanged for or converted into another security which is both registered under the Exchange Act and publicly traded, then the Class B Stock will remain outstanding, unless exchanged by virtue of a “change of control” occurring or otherwise, or otherwise converted, and, in the event 50% or more of the outstanding shares of Common Stock are so exchanged or converted, holders of outstanding Class B Stock will be entitled to receive, in the event of any subsequent exchange or conversion, the securities into which the Common Stock has been exchanged or converted by virtue of such reclassification, recapitalization, merger, consolidation, tender offer, exchange offer or other business combination. If, in the event of any reclassification, recapitalization or exchange, or any tender or exchange offer for, the outstanding shares of Common Stock, including by merger, consolidation or other business combination, as a result of which a majority of the outstanding shares of Common Stock are converted into or exchanged or purchased for either cash or securities which are not public securities, or a combination thereof, the holders of Class B Stock will be entitled to receive cash and/or securities of the type and in the proportion that such holders of Class B Stock would have received if an exchange or conversion of the Class B Stock had occurred immediately prior to the conversion, exchange or purchase of a majority of the outstanding shares of Common Stock and the holders of Class B Stock had participated as holders of Common Stock in such conversion, exchange or purchase. The amount of cash and/or securities payable upon such exchange or conversion will be calculated based upon the Fair Market Value of the Class B Stock as of the date on which the Common Stock was exchanged, converted or purchased and will be multiplied by 120%.

Definitions. For purposes of all exchanges and conversions,

•	“Average market value” of the Common Stock will be determined during a specified 20 trading day period preceding the time of the exchange or conversion.

•	“Change of control” means the occurrence of any of the following events, whether or not approved by our board of directors:

(a) (i) any person(s), excluding us and specified related entities, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of our then outstanding equity securities; or (ii) we merge with, or consolidate with, another person or dispose of all or substantially all of our assets to any person, other than, in the case of either clause (i) or (ii), any transaction where immediately after such transaction the persons that beneficially owned immediately prior to the transaction our then outstanding voting equity securities beneficially own more than 50% of the total voting power of the then outstanding voting securities of the surviving person; or

(b) during any year or any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors, together with any new directors whose election by such board of directors or whose nomination for election by our shareholders was approved by a vote of a majority of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason, other than pursuant to (x) a proposal or request that the board of directors be changed as to which the holder of the Class B Stock seeking the conversion has participated or assisted or is participating or assisting or (y) retirements in the ordinary course, to constitute a majority of the board of directors then in office.

•

“Fair Market Value” of the Class B Stock means the fair market value of all of the outstanding shares of Class B Stock as determined by appraisal by a nationally recognized actuarial or other competent firm independent of and selected by our board of directors and approved by the holders of a majority of the outstanding shares of Class B Stock. Fair Market Value will be the present value of expected future cash flows to holders of the Class B Stock, reduced by any payables to the Financial Services Businesses. Future cash flows will be projected consistent with the policy, as described in the plan of reorganization relating to the demutualization, for the board of directors of The Prudential Insurance Company of America to declare policyholder dividends based on actual experience in the Closed Block. Following the repayment in full of the IHC debt, these cash flows shall be the excess of statutory surplus applicable to the Closed Block Business over Required Surplus, as defined in the definition of “CB Distributable Cash Flow”, for each period that would be distributable as a dividend under New Jersey law if the

Closed Block Business were a separate insurer. These cash flows will be discounted at an equity rate of return, to be estimated as a risk-free rate plus an equity risk premium. The risk-free rate will be an appropriate ten-year U.S. Treasury rate reported by the Federal Reserve Bank of New York. The equity risk premium will be 8 1/4% initially, declining evenly to 4% over the following 21 years and remaining constant thereafter. Fair Market Value will be determined by appraisal as of a specified date preceding the time of the exchange or conversion.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

A number of provisions of our amended and restated certificate of incorporation and amended and restated by-laws concern corporate governance and the rights of shareholders. Some provisions, including those granting our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock without shareholder approval, may be viewed as having an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that some shareholders may consider to be in their best interests. To the extent takeover attempts are discouraged, fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited.

The amended and restated certificate of incorporation and the amended and restated by-laws have provisions that also could delay or frustrate the removal of directors from office or the taking of control by shareholders, even if that action would be beneficial to shareholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they were favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock.

The following is a summary of the material terms of these provisions of our amended and restated certificate of incorporation and amended and restated by-laws. The statements below are only a summary, and we refer you to the amended and restated certificate of incorporation and amended and restated by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. Each statement is qualified in its entirety by such reference. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Classified Board of Directors; Number of Directors; Removal; Vacancies

On June 7, 2005, our shareholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation to provide for the phased elimination over three years of the Company’s classified board of directors. These amendments are referred to herein as the “declassification amendment”. Prior to the declassification amendment, our amended and restated certificate of incorporation provided that our directors be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes served staggered terms, so that the term of one class of directors expired each year. As a result of this provision, at least two annual meetings of shareholders were required for shareholders to change a majority of our board of directors. Commencing at our 2005 annual meeting of shareholders, directors were elected for terms of one year, except that any director in office at the 2005 annual meeting of shareholders whose term expires at the annual meeting of shareholders held in calendar year 2006 or calendar year 2007 will continue to hold office until the end of the term for which such director was elected and until such director’s successor is elected and qualified.

Our amended and restated by-laws provide that the board of directors consists of not less than 10 nor more than 24 members, with the exact number to be determined by the board of directors from time to time. Effective upon the adoption of the declassification amendment, our amended and restated by-laws were amended to reflect the phased declassification of our board of directors. Prior to their amendment, our amended and restated by-laws permitted removal of directors only for cause and required (unless otherwise required by law) the affirmative vote of at least 80% of the votes cast at a meeting of the shareholders provided that at least 50% of the outstanding shares approved. Upon adoption of the declassification amendment, the amended and restated by-laws were amended so that these requirements will continue to apply to the Class II and Class III directors during the remainder of their terms expiring in 2006 and 2007, respectively. The amended and restated by-laws were also amended to (1) provide that the directors elected at the 2005 annual meeting of shareholders and thereafter will be removable “with or without cause” upon the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present and (2) delete the supermajority voting requirements applicable to the classification of directors so that, if shareholders in the future wish to reestablish a classified board of directors, such reestablishment would need the affirmative vote of only a majority of the votes cast at a meeting at which a quorum is present.

Unless otherwise required by law, vacancies on the board of directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may only be filled by an affirmative vote of a majority of the directors then in office or by a sole remaining director. This requirement will make it more difficult to change the board of directors and will promote the continuity of existing management.

Limitations on Call of Special Meetings of Shareholders

The amended and restated by-laws provide that special meetings of shareholders may only be called by the chairman of the board of directors, the chief executive officer, the president, or the board of directors or shareholders representing at least 25% of the shares outstanding.

Limitation on Written Consent of Shareholders

The amended and restated certificate of incorporation generally provides that action by holders of Common Stock cannot be taken by written consent without a meeting unless such written consents are signed by all shareholders entitled to vote on the action to be taken.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings

Our amended and restated by-laws establish advance notice procedures for shareholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of shareholders. These procedures require that notice of such shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, we must receive the notice at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the annual meeting of shareholders before the one in which the shareholder proposal is to be considered. The notice must contain information required by the amended and restated by-laws. These provisions make it procedurally more difficult for a shareholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

Supermajority Voting Requirement for Certain Amendments to the By-laws and Charter

Our amended and restated certificate of incorporation and amended and restated by-laws require the approval of at least 80% of the votes cast at a meeting of shareholders to amend certain provisions of the amended and restated certificate of incorporation and amended and restated by-laws, including those described in this section, provided, that the number of votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon. This requirement exceeds the majority vote that would otherwise be required under the New Jersey Business Corporation Act. This supermajority requirement will make it more difficult for shareholders to reduce the anti-takeover effects of the amended and restated certificate of incorporation and amended and restated by-laws.

Limitation of Liability and Indemnification Matters

Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation states that a director will not be held personally liable to us or any of our shareholders for damages for a breach of duty as a director except for liability based upon an act or omission:

•	in breach of the director’s duty of loyalty to us or our shareholders,

•	not in good faith or involving a knowing violation of law, or

•	resulting in receipt by such director of an improper personal benefit.

This provision prevents a shareholder from pursuing an action for damages for breach of duty against one of our directors unless the shareholder can demonstrate one of these specified bases for liability. The inclusion of this provision in the amended and restated certificate of incorporation may discourage or deter shareholders or management from bringing a lawsuit against a director for a breach of his or her duties, even though an action, if successful, might otherwise benefit us and our shareholders. This provision does not affect the availability of non-monetary remedies like an injunction or rescission based upon a director’s breach of his or her duty of care.

Amended and Restated By-Laws. Our amended and restated by-laws provide that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was a director or officer of us, or is or was serving at our request as a director or officer, employee or agent of another entity. This indemnification covers expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnified person in connection with such action, suit or proceeding. To receive indemnification, a person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests. In the case of any criminal action or proceeding, the indemnified person also must have had no reasonable cause to believe his or her conduct was unlawful. The amended and restated by-laws limit indemnification in cases when a person has been held liable to us.

Anti-Takeover Effect of New Jersey Business Corporation Act

New Jersey Shareholders Protection Act

We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the “Shareholders Protection Act”.

Generally, the Shareholders Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices or significant business operations in New Jersey, like us, from engaging in any “business combination” with any “interested stockholder” of that corporation for a period of five years following the time at which that stockholder became an “interested stockholder”. An exception applies if the business combination is approved by the board of directors before the stockholder becomes an “interested stockholder”. Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An “interested stockholder” is (1) any person that directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting stock of Prudential Financial; or (2) any “affiliate” or “associate” of ours that directly or indirectly beneficially owned 10% or more of the voting power of the then-outstanding stock of Prudential Financial at any time within a five-year period immediately prior to the date in question.

In addition, under the Shareholders Protection Act, we may not engage in a business combination with an interested stockholder at any time unless:

•	our board of directors approved the business combination prior to the time the stockholder became an interested stockholder;

•

the holders of two-thirds of our voting stock (which includes Common Stock and Class B Stock) not beneficially owned by the interested stockholder affirmatively vote to approve the business combination at a meeting called for that purpose; or

•

the consideration received by the non-interested stockholders in the business combination meets the standards of the statute, which is designed to ensure that all other shareholders receive at least the highest price per share paid by the interested stockholder.

A New Jersey corporation that has publicly traded voting stock may not opt out of these restrictions.

Board Consideration of Certain Factors

Under the New Jersey Business Corporation Act, in discharging their duties, our directors may consider the effects that an action taken by us may have on interests and people in addition to our shareholders, such as employees, customers and the community. The directors may also consider the long-term as well as the short-term interests of us and our shareholders, including the possibility that these interests may best be served by our continued independence.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Limited.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

We may issue warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, Common Stock, any of these securities of a third party or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement that contains this prospectus.

A Prospectus Supplement Will Describe the Specific Terms of Warrants

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including currency units or composite currencies, investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•

the price at which and the currency or currencies, including currency units or composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a universal warrant. We refer to each property described above as a warrant property.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Common Stock will not have any rights of holders of the preferred stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Common Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The following description and any description of stock purchase contracts in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts that we will file with the SEC as an exhibit to the registration statement that contains this prospectus in connection with a public offering of stock purchase contracts.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of Common Stock, preferred stock or depositary shares, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of our debt securities, preferred stock, Common Stock or depositary shares, or trust preferred securities or debt obligations of third parties, including U.S. treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our Common Stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our Common Stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC as an exhibit to the registration statement that contains this prospectus in connection with a public offering of units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUSTS MAY OFFER

The following briefly summarizes some provisions of the preferred securities that each trust may offer that would be important to holders of preferred securities. The applicable prospectus supplement will state whether any of the generalized provisions summarized below do not apply to the preferred securities being offered, and it will provide any additional provisions applicable to the preferred securities being offered, including their tax treatment.

Each trust will issue the preferred securities under an amended and restated declaration of trust, which we will enter into at the time of any offering of preferred securities by each trust. The amended and restated declaration of trust for each trust is subject to and governed by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. Chase Bank USA, N.A., will act as Delaware trustee and JPMorgan Chase Bank, N.A. will act as property trustee under the declarations of trust for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable amended and restated declarations of trust and those made part of the amended and restated declarations of trust by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the forms of amended and restated declarations of trust, which are filed as exhibits to the registration statement which contains this prospectus, the Trust Indenture Act and the Delaware Statutory Trust Act.

Terms

The amended and restated declarations of trust will provide that each trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the senior or the subordinated debt securities that we will issue to each trust in exchange for the proceeds of the sales of the preferred and common securities, and any conversion feature applicable to the preferred securities will mirror the terms of the convertible debt securities or warrants, if any, that we will have issued to each trust. If we fail to make a payment on the senior or the subordinated debt securities, the trusts holding those debt securities will not have sufficient funds to make related payments, including cash distributions, on their preferred securities. If the preferred securities are convertible into or exchangeable for shares of our Common Stock or other securities, in the event that we fail to perform under any convertible debt securities or warrants we issue to the trusts, the trusts will be unable to distribute to the holders any of our shares of Common Stock or other securities to be distributed to the holders of the preferred securities upon their conversion.

You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities and common securities;

•	the total and per-security-liquidation amount of the preferred securities;

•

the annual distribution rate, or method of determining the rate at which each trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•

whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will accumulate;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related subordinated debt securities;

•

whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•

the amount or amounts which will be paid out of the assets of each trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of each trust;

•	any obligation of each trust to purchase or redeem preferred securities issued by it and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	certain U.S. federal income tax considerations;

•	any terms and conditions upon which the debt securities held by each trust issuing the preferred securities may be distributed to holders of preferred securities;

•

if the preferred securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•

whether the preferred securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the declarations of trust or with applicable law.

We will guarantee the preferred securities to the extent described below under “Description of Trust Guarantees”. Our guarantees, when taken together with our obligations under the related debt securities and the related indenture and any warrants and related warrant agreement, and our obligations under the amended and restated declarations of trust, would provide a full, irrevocable and unconditional guarantee of amounts due on any preferred securities and the distribution of any securities to which the holders would be entitled upon conversion of the preferred securities, if the preferred securities are convertible into or exchangeable for shares of our Common Stock or other securities.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in the applicable prospectus supplement, the amended and restated declarations of trust state that each trust will be dissolved:

•	on the expiration of the term of the trust;

•	upon bankruptcy, dissolution or liquidation of us or the holder of the common securities of the trust;

•	upon our written direction to the property trustee to dissolve the trust and distribute the related debt securities directly to the holders of the preferred securities and common securities;

•	upon the redemption by the trust of all of the preferred and common securities in accordance with their terms; or

•	upon entry of a court order for the dissolution of the trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after each trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by each trust will be entitled to receive:

•	the related debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•

if any distribution of the related debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment; and

•	if we issued warrants to the trust, a number of warrants equal to the holders’ proportionate share of total number of warrants held by the trust.

If a trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by such trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under each amended and restated declaration of trust:

•	an event of default under the subordinated debt indenture occurs with respect to any related series of subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

If an event of default with respect to a related series of debt securities occurs and is continuing under the related indenture, and the related indenture trustee or the holders of not less than 25% in aggregate principal amount of the related debt securities outstanding fail to declare the principal amount of all of such debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the trust holding the debt securities will have the right to declare such principal amount immediately due and payable by providing written notice to us, the property trustee and the indenture trustee under the related indenture.

At any time after a declaration of acceleration has been made with respect to a related series of debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related debt securities and its consequences

•

if we deposit with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related debt securities and other amounts due to the indenture trustee and the property trustee; and

•

if all existing events of default with respect to the related subordinated debt securities have been cured or waived except non-payment of principal on the related subordinated debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the indenture with respect to related debt securities, other than a default in the payment of principal of, or any premium or interest on, any related debt security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related debt security. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the amended and restated declarations of trust.

The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the amended and restated declarations of trust.

A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of debt securities when payable.

We are required to furnish annually, to the property trustee for each trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the trusts are not in default under the applicable amended and restated declarations of trust or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

A trust may not consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described above in “—Liquidation Distribution Upon Dissolution”. A trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of the trust, consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to its preferred and common securities; or

•

substitutes for the trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

•

the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred or common securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust; and

•	prior to the merger event, we shall provide to the trust an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust’s preferred or common securities in any material respect;

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended;

•	following the merger event, the trust or the successor entity will continue to be classified as a grantor trust for United States federal tax purposes; and

•

we own, or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

In addition, unless all of the holders of the preferred securities approve otherwise, a trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it, if the transaction would cause such trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights, except as discussed below and under “—Amendment to the Declarations of Trust” and “Description of Trust Guarantees—Modification of the Trust Guarantees”, and as otherwise required by law.

If any proposed amendment to the amended and restated declarations of trust provides for, or the trustee of a trust otherwise proposes to effect:

•

any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the declaration of trust or otherwise; or

•	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

The holders of a majority in aggregate liquidation amount of the preferred securities issued by each trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the applicable declaration of trust, including the right to direct the property trustee, as holder of the debt securities and, if applicable, the warrants, to:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for any related subordinated debt securities or execute any trust or power conferred on the indenture trustee with respect to the related debt securities;

•	if we issue warrants to the trust, direct the time, method and place of conducting any proceeding for any remedy available to the property trustee as the registered holder of the warrants;

•	waive certain past defaults under the indenture with respect to any related debt securities, or the warrant agreement with respect to any warrants;

•	cancel an acceleration of the maturity of the principal of any related debt securities; or

•	consent to any amendment, modification or termination of the indenture or any related debt securities or the warrant agreement or warrants where consent is required.

In addition, before taking any of the foregoing actions, we will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes.

The property trustee will notify all preferred securities holders of each trust of any notice of default received from the indenture trustee with respect to the debt securities held by the trust.

Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for that purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address in accordance with the declarations of trust.

No vote or consent of the holders of the preferred securities will be required for a trust to redeem and cancel its preferred securities in accordance with its declaration of trust.

Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, or any affiliate of ours will, for purposes of any vote or consent, be treated as if they were not outstanding.

Amendment to the Declarations of Trust

Each amended and restated declaration of trust may be amended from time to time by us and the property trustee and the administrative trustees of each trust, without the consent of the holders of the preferred securities, to:

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision;

•	add to the covenants, restrictions or obligations of the sponsor; or

•

modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes, to ensure that the debt securities held by the trust are treated as indebtedness for U.S. federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended;

provided, however, that, in each case, the amendment would not adversely affect in any material respect the interests of the holders of the preferred securities.

Other amendments to the amended and restated declarations of trust may be made by us and the trustees of each trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of each trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes, affect the treatment of the debt securities held by each trust as indebtedness for U.S. federal income tax purposes or affect the trust’s exemption from the Investment Company Act of 1940, as amended.

Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of each trust, the amended and restated declaration of trust may not be amended to:

•

change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date;

•	change any of the conversion or redemption provisions; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

Removal and Replacement of Trustees

Unless an event of default exists under the debt securities or, if the preferred securities are convertible and there is a separate warrant agreement, under the warrant agreement, we may remove the property trustee and the Delaware trustee at any time. If an event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all the trusts’ common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the amended and restated declarations of trust.

Merger or Consolidation of Trustees

Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable declarations of trust; provided, however, that the entity shall be otherwise qualified and eligible.

Global Preferred Securities

Unless otherwise set forth in the applicable prospectus supplement, any preferred securities will be represented by fully registered global certificates issued as global preferred securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on preferred securities and other payments will be payable are discussed in more detail in the applicable prospectus supplement.

Payment and Paying Agent

Payments in respect of preferred securities that are represented by global certificates will be made in accordance with the applicable policies of The Depository Trust Company, as described in the applicable prospectus supplement. If any preferred securities are not represented by global certificates, payments will be made by check mailed to the holder entitled to them at his or her address shown on the property trustee’s records as of the close of business on the regular record date. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee.

Information Concerning the Property Trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee for each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Except if an event of default exists under the amended and restated declarations of trust, the property trustee will undertake to perform only the duties specifically set forth in the declarations of trust. While such an event of default exists, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the amended and restated declarations of trust at the request of any holder of preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. But the holders of preferred securities will not be required to offer indemnity if the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the declarations.

JPMorgan Chase Bank, N.A., which is the property trustee for the trusts, also serves as the senior debt indenture trustee, the subordinated debt indenture trustee and the guarantee trustee under the trust guarantee described below. We and certain of our affiliates maintain banking and other service relationships with JPMorgan Chase Bank, N.A., which are described under “Description of Debt Securities We May Offer—Our Relationship With the Trustee”.

Miscellaneous

The administrative trustees of each trust are authorized and directed to conduct the affairs of and to operate each trust in such a way that:

•	the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes;

•	the debt securities held by the trust will be treated as indebtedness of ours for U.S. federal income tax purposes; and

•	the trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940, as amended.

We and the trustees are authorized to take any action, so long as it is consistent with applicable law, the certificates of trust or the amended and restated declarations of trust, that we and the trustees determine to be necessary or desirable for the above purposes, as long as it does not materially and adversely affect the holders of the preferred securities.

Registered holders of the preferred securities have no preemptive or similar rights.

A trust may not, among other things, incur indebtedness or place a lien on any of its assets.

Governing Law

The amended and restated declarations of trust and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF TRUST GUARANTEES

The following briefly summarizes some general terms and provisions of the trust guarantees that we will execute and deliver for the benefit of the holders from time to time of preferred securities. Each trust guarantee will be separately qualified as an indenture under the Trust Indenture Act, and JPMorgan Chase Bank, N.A. will act as indenture trustee under the trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each trust guarantee will be those contained in such trust guarantee and those made part of the trust guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is filed as an exhibit to the registration statement that contains this prospectus, and the Trust Indenture Act. Each trust guarantee will be held by the guarantee trustee of each trust for the benefit of the holders of the preferred securities.

General

We will irrevocably and unconditionally agree to pay or make the following payments or distributions with respect to preferred securities, in full, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that each trust may have except for the defense of payment:

•

any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so;

•

any distributions of our Common Stock or preferred stock or any of our other securities, in the event that the preferred securities may be converted into or exercised for our Common Stock or preferred stock or any other of our securities, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the trust does not distribute such shares or other securities but has received such shares or other securities;

•

the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of related subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

•

the total liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so; and

•	the amount of assets of the trust remaining available for distribution to holders of such preferred securities in liquidation of the trust.

Our obligation to make a payment under each trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which each trust guarantee relates or by causing the applicable trust to pay the amounts to the holders.

Modification of the Trust Guarantees; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of preferred securities in any material respect, in which case no vote will be required, a trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates.

Termination

Each trust guarantee will terminate when any of the following has occurred:

•	all preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the trust or both;

•	the debt securities held by the related trust have been distributed to the holders of the preferred securities; or

•	the amounts payable in accordance with the declarations of trust upon liquidation of the related trust have been paid in full.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the related trust guarantee.

Events of Default

There will be an event of default under each trust guarantee if we fail to perform any of our payment or other obligations under that trust guarantee. However, other than with respect to a default in payment of any guarantee payment, we must have received notice of default and not have cured the default within 90 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our trust guarantees.

Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantees

The applicable prospectus supplement relating to the preferred securities will indicate whether each trust guarantee is our senior or subordinated obligation. If a trust guarantee is our senior obligation, it will be our general unsecured obligation and will rank equal to our other senior and unsecured obligations.

If a trust guarantee is our subordinated obligation, it will be our general unsecured obligation and will rank as follows:

•	subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture;

•

equally with our most senior preferred or preference stock currently outstanding or issued in the future, with any subordinated guarantees of other preferred securities we or our affiliates may issue and with other issues of subordinated debt securities; and

•	senior to our Common Stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to any subordination provisions and other terms of the trust guarantees relating to applicable subordination.

Information Concerning the Guarantee Trustee

The guarantee trustee, except if we default under the trust guarantees, will undertake to perform only such duties as are specifically set forth in each trust guarantee and, in case a default with respect to a trust guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by any trust guarantee at the request of any holder of the preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it may incur.

Governing Law

Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

Effect of Obligations Under the Debt Securities and the Trust Guarantees

As long as we may make payments of interest and any other payments when they are due on the debt securities held by a trust, those payments will be sufficient to cover distributions and any other payments due on the preferred securities issued by such trust because of the following factors:

•	the total principal amount of the debt securities held by the trust will be equal to the total stated liquidation amount of the preferred securities and common securities issued by the trust;

•

the interest rate and the interest payment dates and other payment dates on the debt securities held by the trust will match the distribution rate and distribution payment dates and other payment dates for the preferred securities and common securities issued by the trust;

•	we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trust, other than obligations under the trust securities; and

•	the declaration of trust will further provide that the trust is not authorized to engage in any activity that is not consistent with its limited purposes.

We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities to the extent a trust has funds available to pay such amounts as and to the extent set forth under this section. Taken together, our obligations under the debt securities, the related indenture, the declaration of trust and the trust guarantee will provide a full, irrevocable and unconditional guarantee of a trust’s payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a trust guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of a trust’s obligations under the preferred securities.

If and to the extent that we do not make the required payments on the debt securities, the trusts will not have sufficient funds to make its related payments, including distributions on the preferred securities. A trust guarantee will not cover any payments when a trust does not have sufficient funds available to make those payments. Your remedy, as a holder of preferred securities, is to institute a direct action against us.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We and the trusts may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers for resale;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities or preferred securities of the trusts through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Wachovia Securities LLC is an affiliate of Prudential Financial within the meaning of Rule 2720(b)(1) of the Conduct Rules of the National Association of Securities Dealers, Inc., or NASD, and may act as an underwriter or agent in connection with the offer and sale of securities offered by us or a trust, pursuant to this prospectus. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when an NASD member, such as Wachovia Securities LLC, distributes an affiliated company’s securities. Wachovia Securities LLC has advised Prudential Financial that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720. Wachovia Securities LLC will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Under the current guidelines of the NASD, the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

In some cases, we and any trust may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. In addition, we, either of the trusts named above or any of their or our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices.

The securities, including securities issued or to be issued by us or the trusts or securities borrowed from third parties in connection with arrangements under which we or the trusts agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we and any trust distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of us or the trusts to be issued on a delayed or contingent basis.

We and the trusts may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We and the trusts may also designate agents from time to time to solicit offers to purchase securities from the public on our or the trusts’ behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the trusts may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or the trusts or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the trusts, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

We or the trusts may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the trusts or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the trusts in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Common Stock. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and any trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we or the trusts agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us or the trusts, or be customers of ours or the trusts, in the ordinary course of business.

Remarketing Transactions and Other Resales

We, the trusts or any of their or our respective affiliates may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we or the trusts may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates or affiliates of either of the trusts may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates and affiliates of any of the trusts may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or the trusts. These remarketing firms will offer or sell the securities pursuant to the terms of the securities.

The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or the trusts and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us or the trusts under agreements that may be entered into with us or the trusts against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us and the trusts in the ordinary course of business.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for Prudential Financial by corporate counsel for Prudential Financial, who may be any of Susan L. Blount, Esq., Timothy P. Harris, Esq., Brian J. Morris, Esq. or Stephen W. Gauster, Esq., and for the underwriters, dealers or agents by Cleary Gottlieb Steen & Hamilton LLP. Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the trusts and its preferred securities will be passed upon for the trusts and us by Richards, Layton & Finger, P.A. Richards, Layton & Finger, P.A. may rely as to matters of New York law upon the opinion of our corporate counsel. Our corporate counsel may rely as to matters of New Jersey law upon the opinion of Timothy P. Harris, Esq., our Chief Investment Counsel, and, as to matters of Delaware law, upon the opinion of Richards, Layton & Finger, P.A. As of the date of this prospectus, each such corporate counsel for Prudential Financial owned less than 1% of the Common Stock of Prudential Financial. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.